RAUSCH COLEMAN HOMES

CONTRACT CHECKLIST-TULSA

Property Address: 1111 W Fargo Rd Claremore, OK 74019

Development | Lot: Lot 23, Block 17, Red Plains - Phase 3

Sales Pro: Christy French

Buyer(s) Information

Name(s): Arrived Holdings, Inc

_________ Single _________Married _________ LLC _________ Corp _________ Trust

Email: ____ Cell: acquisitions@arrived.com

Traffic Source: Realtor Credit Contingency [ ] H2S/H2C [ ]

Lender Information

Company: Cash

Loan Officer: Cell:

Email Address:

Loan type:

Closing Information

Proj Close Date: March __________ PreSale X_________ Spec

Real Estate Firm: Flynn Enterprises LLC Agent: Susanne Flynn

Email Address: [redacted] Commission bonus 2 % $

Cell: ___________ Title Company: FNT Split

Closing Costs Paid: 2000 Sales $ | % $230,000

Required Supporting Document Checklist

** If applicable*

New Home Purchase Agreement	____________	Credit Information Authorization	____________	Prepaid Opt Receipt	____________
EM Deposit Receipt	____________	Change Order Policy	____________	RC Elevation	____________
Insulation Agreement	____________	Customer Referral	____________	RC Floor Plan	____________
ADT Consent	____________	Photo Release	____________	Plat Map	____________
Agent Referral	____________	Lender PreQual	____________	* Custom Opt Req	____________
Option Selections	____________	Color Selections	____________	* Texas Disclosure	____________
				* Alabama Disclosure	____________

Notes: ____

New Home Purchase Agreement

This New Home Purchase Agreement ("Agreement") is between **Rausch Coleman Homes of Tulsa, LLC** the SELLER and **Arrived Holdings, Inc** and (when applicable) **,** the BUYER(s). The parties hereby agree in consideration of the following mutual promises, representations and covenants, as follows:

1. **The Property.** SELLER agrees to sell and BUYER agrees to buy the real property and all construction, improvements, fixtures, and equipment located thereon, which is located at and more specifically described as follows (the "Property"):

   Lot: **23**
   Block: **17**
   Subdivision: **Red Plains - Phase 3**
   Property Address (Street/City/State): **1111 W Fargo Rd Claremore, OK 74019**

2. **Payment.** BUYER agrees to pay SELLER the Purchase Price of $ **237,100.00** for the Property, payable as follows:

   Upon the execution of this Agreement by BUYER, the BUYER will pay to SELLER, or the closing agent, the sum of $**1,000.00** as an Earnest Money Deposit, to be credited towards the Purchase Price at Closing and to be subject to the conditions stated in Paragraph 9. Any "Lot Reservation" funds previously paid by BUYER to SELLER shall be credited and applied to the Earnest Money Deposit.

   The balance of the Purchase Price shall be $ **236,100.00** and shall be paid by BUYER to SELLER as follows:

[X] Paid in cash upon Closing with BUYER's funds. Upon request by SELLER, BUYER shall provide proof of financial ability to pay the Purchase Price in full at Closing as a condition precedent to SELLER's obligation to commence any construction on the Property, if not already completed.

[ ] Paid in cash upon Closing using loan proceeds to be obtained by the BUYER, subject to the terms of this Agreement concerning BUYER financing.

3. **Conveyance / Title.** At the Closing, upon payment of the Purchase Price as stated above, the SELLER shall make, execute and deliver to the BUYER a Special Warranty Deed conveying the Property free and clear of all liens and encumbrances subject to covenants, conditions, restrictions, easements and other matters of record, rights of way for public streets and highways, and non-delinquent property taxes and all matters which would be disclosed by an accurate survey. If BUYER elects to obtain enhanced title insurance coverage beyond that agreed upon in Paragraph 5.e, BUYER shall pay for the increase in title insurance cost in excess of the cost of a standard owner's or combination title policy. If SELLER agrees to provide title insurance pursuant to Paragraph 5.e, a copy of the title commitment shall be delivered to the BUYER who shall have 5 days from the date it is delivered in which to review the commitment. If BUYER notifies SELLER of a title defect that would render the title unmarketable within said 5 days, the SELLER shall have a reasonable time within which to determine (at its option), whether or not to cure the claimed defect. If within a reasonable time, the SELLER cannot or chooses not to cure the claimed defect then in that case, the BUYER either shall have the right to proceed to closing and accept a policy and title, subject to the defect, or BUYER may terminate this Agreement and be refunded the Earnest Money Deposit.

4. **Buyer Financing Provisions.**

   a. Loan Costs and Fees: In the event that the BUYER is using any form of grant or borrowed funds for the Purchase Price, the parties agree that all application fees, costs, loan origination fees, points, prepayment of interest or any other charge, cost or fee of any kind whatsoever shall be paid exclusively by the BUYER unless otherwise provided herein.

b. Buyer Financing Application Process & Pre-Approval: BUYER agrees if any part of the Purchase Price is to be paid with borrowed funds that the BUYER shall notify and/or include as part of any loan application that BUYER will promptly supply the lender with any requested information and that the BUYER will pay for any application fees, credit reports or appraisals. BUYER shall apply for financing and provide SELLER with a pre-approval letter from an institutional lender indicating financial ability and in form acceptable to SELLER within five (5) days after the execution hereof, and BUYER will obtain and provide documentation/evidence satisfactory to SELLER of BUYER's conditional loan approval from an institutional lender within ten (10) days after execution hereof as a condition precedent to SELLER's obligation to commence any construction on the Property, if not already completed. BUYER understands that failure to make and to complete the requirements above and all lender requirements for financing and the loan application shall constitute a material breach of this Agreement, shall not release BUYER from its obligations hereunder, and could result in the loss of the Earnest Money Deposit under paragraph 9 of this Agreement and other remedies due SELLER.

c. In the event that the BUYER cannot obtain financing within the time periods agreed upon herein, then the SELLER may, without obligation and without waiving any of SELLER's rights/remedies or BUYER's obligations herein, make recommendations, to find alternative financing for BUYER, subject to all terms and requirements provided herein.

d. FHA/VA Amendatory Clause. It is expressly agreed that notwithstanding any other provisions of this Agreement, the Buyer shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise, unless the Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veteran Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than the $ **237,100.00** stated herein. The Buyer shall have the privilege and option of proceeding with consummation of the sale without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD DOES NOT WARRANT THE VALUE OR CONDITION OF THE PROPERTY. THE BUYER SHOULD SATISFY HIMSELF/HERSELF THAT THE PRICE AND CONDITION OF THE PROPERTY ARE ACCEPTABLE.

5. **Closing:**

a. Closing Date. Closing is the date, place, and time at which the BUYER pays the balance of the Purchase Price, executes the documents needed to complete the sale, meets all loan closing requirements of the lender, executes all documents needed to complete the 2-10 Home Buyers Warranty®, and SELLER delivers the executed and acknowledged deed to BUYER. The Closing Date for this transaction is estimated to be ____________________ unless otherwise stated or extended as provided herein or as otherwise mutually agreed upon by the parties if left blank. At any time after execution hereof, SELLER may deliver a Closing Notice to the BUYER specifying the actual Closing Date, or a revised Closing Date, , even if this date is earlier or later than the original estimated Closing Date or a previously provided Closing Date. If the BUYER does not attend and close the transaction on the Closing Date specified in the Closing Notice, SELLER shall have the right, but not the obligation, to require BUYER to pay $200.00 per day for each day the closing is delayed beyond the date set in the Closing Notice (said amount to be added to the Purchase Price or payable by Buyer, at Seller's election), up to and not to exceed 45 days after the specified Closing Date in the Closing Notice, after which time the SELLER may elect to terminate this Agreement and retain the per diem charges and Earnest Money Deposit as liquidated damages pursuant to Paragraph 9 or seek any other remedies available at law, including specific performance, via arbitration as provided herein. SELLER is not obligated to provide BUYER this extension and it shall in no way preclude SELLER's right to adhere to the Closing Date otherwise set by SELLER. The SELLER cannot make and does not make any promise or representations that the new home on the Property will be completed at any particular time. Any date sensitive notices or schedulings (ie. lease notices, moving companies, utilities, etc.) should not be made until after receipt of a Closing Notice and SELLER is not liable to BUYER for any costs or damages related to delays in construction and/or closing. Notwithstanding, this shall not release BUYER from its obligations to consummate the sale of the Property. An election by SELLER of a remedy shall in no way limit the SELLER from exercising other available remedies at law for breach of this Agreement (via arbitration).

b. Closing agent. The BUYER may choose its own professional closing agent [properly licensed if required] with a residential closing facility in the county where the Property is located. The closing agent(s) is/are authorized to provide the SELLER and BUYER with both the SELLER's Settlement Statement and BUYER's Settlement

Statement prior to the Closing Date such that both SELLER and BUYER shall have a reasonable opportunity to review prior to Closing.

c. Transaction. Once the BUYER has signed all the documents required by the closing agent, including the 2-10 Home Buyers Warranty® and other documents, and the Purchase Price has been paid to the SELLER, then the SELLER shall deliver the executed Special Warranty Deed to the BUYER.

d. Proration. Taxes and special assessments due on or before Closing shall be paid by the SELLER. Any and all general taxes, special assessments, subdivision fee or assessment, special improvements or other similar items shall be prorated as of Closing, unless otherwise specified herein. The parties agree that the closing agent's calculations are accepted by the BUYER as accurate and proper.

e. Closing Costs and Title Fees.

☐ SELLER shall furnish, at SELLER's cost, an owner's policy of title insurance in the amount of the Purchase Price, provided BUYER agrees to close the purchase through SELLER's preferred/affiliated title agency and lender.

☐ SELLER shall furnish, at SELLER's cost, a mortgagee's title policy (through a combination policy of title insurance), provided the BUYER agrees to close the purchase of the Property through SELLER's preferred/affiliated title agency and lender.

☐ SELLER and BUYER shall split the cost of a combination policy of title insurance, provided the BUYER agrees to close the purchase of the Property through SELLER's preferred/affiliated title agency and lender.

☒ SELLER will pay closing costs (e.g. loan closing costs, including origination fees, prepaid items, loan discount points, and all other financing fees and costs, settlement fees, document assembly fees, processing fees, etc.) up to $2000 (a portion of which may be paid by lender) , provided BUYER agrees to close the purchase through SELLER's preferred/affiliated title agency and lender.

☐ BUYER has agreed to pay all closing costs (e.g. loan closing costs, including origination fees, prepaid items, loan discount points, and all other financing fees and costs, settlement fees, document assembly fees, processing fees, etc.) and any other cost associated with obtaining an owner's policy of title insurance in the amount of the Purchase Price. BUYER further agrees to pay any title agency fees.

6. **Possession.** The SELLER will deliver possession of the Property when all conditions of Closing are met, including but not limited to those conditions listed in paragraph 5, unless otherwise extended or amended as provided herein.

7. **Construction / Change Orders.** Unless already completed, SELLER shall construct the new home on the Property in accordance with the plans and specifications attached hereto and made a part hereof and/or as referenced in the Construction Addendum attached hereto, which BUYER has agreed upon. SELLER reserves the right to make changes, or substitutions, or both, in the construction as necessary, required, authorized, or approved by BUYER and BUYER's lender. Unless already complete, any permitted changes in the construction of the new home shall be subject to and governed by the Construction Addendum attached hereto, and the BUYER expressly acknowledges that the Purchase Price and the Closing Date may be adjusted accordingly for any permitted changes, alterations, additions, subtractions, substitutions, or deviations, and BUYER remains responsible to pay such adjusted Purchase Price, including any applicable change order fees. Any such changes are not binding upon SELLER unless in writing and signed by both parties in the form of an Addendum to New Home Purchase Agreement.

☐ The construction of the Property is complete.

☒ The construction of the Property is not complete. Construction shall be completed in accordance with the plans and specifications attached hereto and/or the Construction Addendum attached hereto.

8. **Subdivision / Homeowner's Association.** The BUYER understands that the Property, and the subdivision in which they are purchasing the Property, is or may be subject to covenants, restrictions, a homeowner's association, or other conditions with respect to the Property and its uses, and various types of fees (including transfer fees), dues, assessments and similar charges against the Property or improvements and that these will be binding on the BUYER and that these fees and charges may increase or change from time to time in accordance with the provisions set forth in the particular governing documents.

9. **Earnest Money Deposit / Rights / Default.** The Earnest Money Deposit due at the time of signing this Agreement is to be applied to the BUYER's Purchase Price and/or Closing Costs. If the SELLER is not able to complete construction of the improvements on the Property, is unable to deliver merchantable title, chooses not to cure any title defect when noticed by the BUYER within the provisions of Paragraph 3, or in any other way fails to deliver the Property in accordance with any terms herein by the Closing Date, then the Earnest Money Deposit shall be promptly refunded to BUYER and this Agreement shall be terminated. If the BUYER, in good faith and without fault and in compliance with Paragraph 4(b) and 4(c), is unable to obtain a loan or commitment for a loan within 21 days of the execution of this Agreement, and only if BUYER has provided to SELLER written documentation from the lender of BUYER's inability to obtain a loan or loan commitment within the same 21 day period, then this Agreement will terminate and the Earnest Money Deposit will be paid to SELLER as reasonable compensation for loss of sale and any work performed up to the date of termination. After the 21st day from the date this Agreement is signed, if BUYER otherwise fails to comply with the financing provisions herein and/or fails to close on the Closing Date, then the Earnest Money Deposit may be retained by the SELLER as liquidated damages and SELLER may terminate this Agreement or SELLER may seek any other remedies at law, including specific performance, via arbitration as provided herein. Notwithstanding anything above to the contrary, no terms above shall abrogate either party's right to arbitrate any matters described herein.

10. **Inability to Obtain Construction Materials / Delays.** SELLER shall endeavor to complete the construction of the new home on the Property by the Closing Date. Nevertheless, SELLER may cancel this Agreement by returning the Earnest Money Deposit to the BUYER together with a written notice addressed to the BUYER if any of the following events occur: (a) a governmental bureau, department or subdivision imposes restrictions on the manufacture, sale, distribution or use of materials necessary in the construction of residential housing, (b) SELLER is unable to obtain materials from its usual sources due to strikes, lockouts, war, military operations, abnormal prices and requirements, shortages, acts of terror or national emergencies, or (c) the installation of public utilities is restricted or curtailed. Further, the closing date may be extended by SELLER if completion of the new home and/or the Property is delayed due to inclement weather, strikes, lockouts, or other disputes affecting either SELLER or any of its suppliers or material or labor, delay in issuance of certificates, permits, or licenses, delayed inspections, acts of war or terror or civil commotion, emergency proclamation, governmental regulations, or any reason beyond SELLER'S control.

11. **Survey.** The Property is a part of a recognized residential subdivision or development and if the BUYER desires a survey or any lender, or other local, state or federal government requires a survey of the Property, then the BUYER shall be responsible for all costs associated with the survey.

12. **Fixtures and Attached Equipment.** All improvements, fixtures and attached equipment, if any, are included in the Purchase Price.

13. **Buyer's Disclaimer of Reliance.** The BUYER certifies that BUYER will personally inspect or have a representative inspect the Property and review the plans, selection sheets and any other specification for any uncompleted part of the Property prior to Closing, and BUYER certifies that SELLER has not made and BUYER has not and will not rely on any verbal or other warranties, representations or statements of SELLER or any agent/affiliate/employee associated with the SELLER which is not expressed in this Agreement regarding size, including without limitation the square footage of improvements located on the Property, or the quality, construction, value or condition of the Property or subdivision, including without limitation all improvements, appliances, plumbing, electrical or mechanical systems. BUYER also understands that SELLER makes no representations or warranties with respect to the condition or status of streets, surface water drainage flows, homeowner's associations, or other publicly owned utilities or systems.

14. **Sales Agents / License Holder Disclosure – SALES AGENT REPRESENTS SELLER.** BUYER acknowledges that one or more individuals representing the SELLER in this transaction may hold real estate licenses. **Further, BUYER has been advised that the sales agent for this Property represents the SELLER exclusively, that BUYER has the right to be represented by his/her own licensed agent or attorney,** and that any warranty, representation or promise not made in writing and signed by SELLER is not binding on the SELLER and BUYER disclaims any reliance on such. BUYER agrees that in the event any warranty, representation or promise is made or has been made by any employee of SELLER that is not in writing or expressed in this Agreement that the BUYER will promptly report this to the SELLER.

15. **Brokers or Agency.** In the absence of a Realtor Representation Agreement which BUYER has previously notified and provided to SELLER in writing, BUYER represents and warrants that there are no claims for real estate brokerage or real estate commission or finder's fees in connection with the execution of this Agreement or the sale of the Property. The BUYER agrees to defend and indemnify the SELLER and hold the SELLER harmless against any and all claims, demands, losses, costs, damages, expenses and fees, including attorney fees, and judgments arising from any such claim, including without limitation, those of brokers, agents, or finders employed or alleged to have been employed by the BUYER. Otherwise, any SELLER-acknowledged commissions/fees due to a BUYER's agent will be made by a single payment to BUYER's agent (or broker as directed) and SELLER shall not be responsible for multiple/split payments.

16. **Risk of Loss.** Risk of loss or damage to the Property by fire or other casualty occurring prior to Closing is expressly assumed by the SELLER.

17. **Governing Law.** This Agreement shall be governed by the laws of the State of Arkansas without regard to conflict of laws principles.

18. **Lead Based Paint Risk Assessment / Inspection.** The BUYER understands and agrees that the home on this Property was not constructed prior to 1978 and that there should be no lead-based paint hazards on the Property.

19. **Merger Clause.** This Agreement when executed by both the BUYER and SELLER shall contain the entire understanding between the BUYER and the SELLER with respect to the sale of the Property and all other matters referred to or contemplated herein and shall supersede all prior or contemporaneous agreements, representations, discussions and understandings, oral or written, with respect to such matters.

20. **No Assignment.** This Agreement may not be assigned by BUYER unless the consent of SELLER is first obtained in writing. Unless specifically prohibited by law, each of the following provisions shall be binding: BUYER acknowledges that any warranty provided hereunder, including the 2-10 Warranty, is only for the benefit of the named BUYER and is not transferrable or assignable to any other person or subsequent owner. No warranty obligations either express or implied shall be extended beyond the SELLER and the named BUYER. In the event this provision conflicts with any other provision stated in any warranty document or otherwise, then this provision and limitation shall govern and prevail.

21. **Time.** BUYER and SELLER agree time is expressly of the essence in regard to all times and dates set forth in this Agreement.

22. **Affiliated Business Arrangement – Supplemental Disclosure.** In addition to previous disclosures provided, this is to give you further notice that Rausch Coleman Homes ("Rausch Coleman") and the broker(s) and settlement service companies involved in this transaction may have a business relationship and/or affiliation with SELLER or other Rausch Coleman entities. Because of this relationship, any referral to an affiliated settlement service company may provide a financial or other benefit to SELLER and Rausch Coleman. Regardless, BUYER is free to use the settlement service company of its choice and is not obligated to use any affiliated settlement service company in connection with the closing. Additional notices may be attached to this Agreement and/or have already been provided.

23. **Notice.** The parties agree that the Closing Notice, or any other notice or communication by one party to the other is complete when mailed or faxed the following locations:

BUYER: **Arrived Holdings, Inc** and (when applicable)

,

SELLER: **Rausch Coleman Homes of Tulsa, LLC**
PO Box 10560
Fayetteville, AR 72703

24. **Dispute Resolution.** Unless expressly stated otherwise herein, both SELLER and BUYER agree that any and all disputes or claims of any nature arising out of, connected with or relating to the construction and/or sale of the home described herein, any defects/damages related thereto, or this Agreement and the subject matter hereof, including any attachments or addendums hereto, whether sounding in contract, tort, or statute, shall be subject to and resolved by binding

arbitration on an individual basis in accordance with the Real Estate Industry Arbitration Rules of the American Arbitration Association, and the decision of the arbitrator shall be binding. Any questions regarding arbitrability or the provisions hereof shall be decided by the arbitrator. To the extent allowed by law, the remedies available to the parties through arbitration shall be consistent with the remedies described in Paragraph 9. Judgment upon the agreement reached or the award rendered may be entered by any court having jurisdiction thereof. Only to the extent required by applicable law for enforceability of this arbitration provision, SELLER shall be responsible for the portion of arbitration costs which resemble costs not traditionally associated with the judicial forum. This provision shall be controlled by the Federal Arbitration Act and the matters herein affect interstate commerce. BUYER and SELLER understand and acknowledge that the "parties" that are subject to and governed by this provision shall include and encompass the BUYER(s) and their heirs, successors, and representatives, and SELLER, and all related entities, affiliates, subsidiaries, principals and otherwise of SELLER. BUYER and SELLER also understand and acknowledge that by agreeing to and entering into this Agreement and the dispute resolution provisions stated herein, they waive the right to a jury trial, class action or other court action. If either party institutes court action, then the other party shall be entitled to recover from the court all attorney fees and costs incurred to seek enforcement of this arbitration agreement and any such award shall be independent of, and awarded prior to, any subsequent arbitration of the underlying claims. Notwithstanding anything herein to the contrary, all warranty claims or other covered matters which are subject to the terms of the 2-10 Home Buyers Warranty must be initiated and resolved in accordance with the express procedures and provisions stated therein. Both parties understand and acknowledge that these provisions are a material part of the consideration for this Agreement.

25. **Counterparts/Binding Effect.** This Agreement may be executed in multiple counterparts each of which shall be regarded as an original hereof but all of which together shall constitute one in the same. This Agreement may be executed electronically or by fax. Submission of an executed Agreement by one party shall be construed as an offer only, and the other party remains free to evaluate the offer and any other offers in its discretion and without obligation. In all cases, this Agreement (including the submission thereof by either party) shall not be binding and neither party shall have any rights or obligations hereunder unless and until fully executed/counter-signed by both parties.

26. **Severability.** If any provision of this Agreement is determined to be void, unenforceable, unlawful, invalid or determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and any and all other provisions shall nonetheless remain in full force and effect.

27. **No Third Party Beneficiary.** The provisions of this Agreement and the documents to be executed and delivered at Closing are and will be for the benefit of SELLER (and its affiliates) and BUYER only and are not for the benefit of any third party, and accordingly no third party shall have the right to enforce the provisions of this Agreement or the documents to be executed and delivered at Closing.

28. **Construction.** The parties acknowledge that they and their counsel, if they have so chosen to retain counsel, have reviewed, negotiated and revised this Agreement in cooperation and that the normal rules of construction to the effect that any ambiguities or terms are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

29. **No Recordation.** Neither this Agreement nor any memorandum of the terms hereof shall be recorded or otherwise placed in public record without SELLER's consent.

30. **Confidentiality & Disclosures.** The Terms herein will remain confidential, except for the parties that are required to have knowledge of this transaction, until it has actually been closed. Seller may obtain the services of third parties to collect Buyer feedback on the home purchase process through surveys and other means. Seller may share Buyer's information (including, but not limited to Buyer's name and contact information) with the third parties to assist them in providing services to Seller. By signing this Agreement, Buyer authorizes Seller to share Buyer's information with third party service providers and grants the third parties the right to contact Buyer and/or use Buyer's information in compliance with applicable laws (including the transfer of that information).

31. **Attorney Approved.** The form of this Agreement and the terms contained herein has been reviewed and approved by a licensed attorney.

32. **Additional Notices:** See also the additional notices (if applicable) set forth in the addendum which is attached hereto and made a part hereof, and the terms of which are incorporated into this Agreement.

33. **Insulation.** An insulation notice is attached hereto in compliance with 16 C.F.R. §460, *et seq.*

34. Non-Foreign Seller. Seller represents that it is not a "foreign person" as such term is defined in the Foreign Investments and Real Property Tax Act of 1980 (26 U.S.C. § 1445f, et seq.) ("FIRPTA").

35. Special Warranty Program. The SELLER offers as an additional part of the consideration of this Agreement a 2-10 Home Buyers Warranty®, the terms of which are attached hereto and made a part of hereof unless otherwise limited or superseded by the governing terms hereof, and as a part of which certain implied warranties are excluded. The BUYER understands that if this express warranty is not accepted by the BUYER in complete replacement of the excluded warranties that the SELLER will not sell the Property to the BUYER. The complete notice concerning this exclusion of Warranties is as follows:

EXCLUSION OF ALL IMPLIED WARRANTIES OR WARRANTIES CREATED BY OPERATION OF LAW

All implied warranties by the SELLER of the BUYER's Property are excluded by this Express Warranty, and the implied warranties excluded by this Agreement include but are not limited to the following listed implied warranties:

Implied warranties of merchantability, implied warranties of habitability; implied warranties of fitness for a particular purpose; implied warranties of suitability; implied warranties of good workmanship; implied warranties of good and workmanlike construction; implied warranties of human habitation; implied warranties of fitness; implied warranties of fitness for occupancy; implied warranties of fitness for occupancy as a human dwelling; and any other implied warranty of any type or sort, whether arising from contract or public policy or whether created by the courts, by the legislature or any regulatory body of any level of government in either the past or created in the future. The BUYER acknowledges and agrees that by signing this Agreement or by accepting any deed from the SELLER, that the SELLER is relying on this exclusion of all implied warranties and warranties created by operation of law in making this sale and that the SELLER would not sell the Property or construct any dwelling without the BUYER's agreement and acknowledgement of this waiver of all implied warranties.

36. Additional Terms. These additional terms control over any conflicting provisions stated elsewhere herein:

____

BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT INCLUDING THE NOTICES AND DISCLAIMERS SET FORTH HEREIN. BUYER UNDERSTANDS THAT THE SALES AGENT FOR THIS PROPERTY ONLY REPRESENTS THE SELLER, AND BUYER HAS THE RIGHT TO BE REPRESENTED BY HIS/HER OWN LICENSED AGENT OR ATTORNEY.

Signed by: Arrived Holdings, Inc
B7CA5A0797584F4...

Buyer	Date 2/13/2025
Buyer	Date
Seller (Signed by: Claire Bruce, 0279E865A5F541A...)	Date 2/19/2025
Buyer Agent (Signed by: Susanne Flynn, A5856AC5BF46407...)	Date 2/13/2025
Buyer Broker	Date
Buyer Broker Entity	
Listing Agent	Date
Listing Broker	Date
Listing Broker Entity	

Construction Addendum

This document is attached to the New Home Purchase Agreement between **Rausch Coleman Homes of Tulsa, LLC**, the SELLER and **Arrived Holdings, Inc** and (when applicable) the BUYER(s), and all terms and conditions and provisions of the New Home Purchase Agreement shall govern. If the new home on the lot covered by the New Home Purchase Agreement is not complete, then this document is intended to cover the BUYER's selections for the completion of the home. This document shall not apply if the home is complete as indicated in the New Home Purchase Agreement.

If the new home is not complete, then the SELLER is in the process of constructing a new home on the Property described in the New Home Purchase Agreement. The home will be constructed in general accordance with the plan chosen by the BUYER and the BUYER's choices from the SELLER's Selection Sheets completed by the BUYER.

1. **Construction Selections**. The BUYER's have made the following selections from the alternatives offered by the SELLER.

   Model Plan: The BUYER has selected **RC Cypress** which is a floor plan from the SELLER's inventory of floor plans. The plan will be used for the general construction of the New Home; the square footages expressed on the plans are estimates of heated and cooled spaces only. The BUYER is aware that the actual square footage may vary as actually constructed by the SELLER and that the square footage estimate computed by inspectors or appraisers may vary substantially.

   Selection Sheet. BUYER has made the selections from the Selection Sheets attached to this document as an Addendum to New Home Purchase Agreement and initialed by BUYER. The BUYER understands that the selections may only be made from the alternatives offered by SELLER. In the event of a conflict among Selection Sheet and the Plans, the Builder Standard Features within the Plan shall control.

   Builder's Standard Features. The new home will be constructed using the Buyer's Choice Feature Sheet as a guide for like kind and quality. The exact model and manufacturer of any appliances, fixtures, HVAC systems, structural components, plumbing and kitchen items may vary according to local availability, supplier inventories, or market considerations, including price. The particular selection of these items is at the sole discretion of the SELLER, except to the extent that the BUYER has made selections from the alternatives offered on the Selection Sheet attached to this document and which SELLER is aware and has approved.

2. **Start and Finish of New Home.** In the event that the new home is partially complete, no work that may affect or be affected by the BUYER's selections on the Selection Sheet will be commenced or incorporated until the receipt by SELLER of an acceptable letter of intent or letter of pre-approval from the BUYER's lender providing assurances to SELLER's satisfaction that all necessary funds will be made available to pay the full Purchase Price for the Property at Closing. BUYER understands that the SELLER cannot provide a specific Completion Date because adverse weather, acts of God, labor strikes, material or labor shortages, material delivery delays and other conditions not in the control of SELLER may delay the completion and closing. SELLER shall not be liable to BUYER for any additional costs or damages (direct, indirect, special, or consequential) whatsoever related to delays in construction and closing.

3. **Construction Site**. Due to OSHA regulations, safety concerns, and SELLER lender/insurance requirements, BUYER or any person(s) on BUYER's behalf are prohibited from entering the Property (or any other SELLER property) prior to Closing without an authorized SELLER representative present. If BUYER or any person(s) on BUYER's behalf enter the Property prior to Closing without an authorized SELLER representative present, BUYER shall be in breach of the New Home Purchase Agreement and SELLER shall have the immediate and continuing right to terminate the New Home Purchase Agreement and retain the Earnest Money as damages for such breach. Notwithstanding, BUYER agrees that entry upon Property prior to Closing (whether with an authorized SELLER representative or not) shall be solely at BUYER's own risk. BUYER waives all claims against SELLER from loss or injury BUYER or BUYER's guests may sustain at any time while on the Property during construction.

4. **Subsurface Conditions.** In the event subsurface conditions are encountered on the lot that adversely affect construction as determined by the SELLER, in its sole discretion, this Agreement may be terminated by SELLER so long as all Earnest Money payments are refunded to BUYER with no further obligations from either party.
5. **Hazardous Materials.** The SELLER is not aware of the presence of any hazardous materials of any kind whatsoever, but the SELLER does not know what might be under the surface of the Property and does not and cannot make any representation,

warranty or implied warranty concerning the presence or absence of any hazardous substance under the surface of the lot. BUYER may, at BUYER's expense, have the subsurface tested for hazardous material by a commercial testing laboratory within 5 days of closing.

6. **Ownership of Plans, Selections Sheets and Builder's Standard Features.** The plans, Selection Sheets, and Builder's Standard Features are instruments of the service of SELLER through which the Property being constructed is described. These documents represent trade secrets that have been developed with substantial effort. BUYER shall not own or claim any ownership or claim a copyright in these documents. SELLER shall be deemed the author of them and they are for use solely with respect to the Property by SELLER. They are not to be used by the BUYER or anyone else on other projects or for additions to this Property without the express written consent of SELLER.

7. **Ownership of the New Home.** The BUYER and SELLER agree that the Property remains the sole and exclusive property, both legally and equitably, of the SELLER until the date of Closing and actual transfer of the Property. Until the Closing, the BUYER has no ownership interest, whether legal, equitable or by operation of law in either the improvements, fixtures, or land. Neither BUYER, nor BUYER's lender, shall have the right to require any escrow at Closing for any uncompleted or punch-list items. BUYER shall not occupy the Property, nor shall keys be released to BUYER, until SELLER has received all funds due from BUYER and the deed has been recorded. BUYER shall not be permitted to place any fixtures, personal property, or personal belongings in or on the Property until after the transaction has been fully Closed.

8. **Right to Repair.** The SELLER has taken all reasonable precautions against defective work. The SELLER has the right, but not the obligation, except as covered by the 2-10 Home Buyers Warranty®, to perform repairs, including reasonable cutting and patching that may be visible but that does not affect function.

9. **Risk of Loss.** The risk of loss or damage to the Property by fire or other casualty occurring up to the time of Closing shall be the SELLER's and after Closing the risk of loss shall transfer to the BUYER.

10. **Vegetation Maintenance.** The BUYER agrees that the vegetative ground coverings (landscaping and grass) will be sufficiently watered and maintained. The BUYER agrees that in the event any silt fencing remains on the property after Closing that the silt fencing will be maintained in its present condition and the silt fence will not be removed until the lot has healthy and growing vegetation. BUYER is solely responsible for maintaining and growing vegetation after Closing.

11. **Completion within Two Years.** Notwithstanding any other provision in the Agreement, including but not limited to Paragraphs 5(a), 9, and 10 of the New Home Purchase Agreement and Paragraphs 2 and 4 of this Construction Addendum, SELLER is required to complete and does agree that the construction of the Home shall be completed not later than two (2) years from the date of BUYER's execution of this Agreement. If construction is delayed by any event recognized by the law of the state in which the Home is located as a defense to a contract action for non-performance or a delay in performance, then the date of completion shall be extended by the delay period. If SELLER fails to complete the HOME within this period, BUYER may seek any remedy available at law or in equity against SELLER. It is the express intent of the parties that the parties' rights and obligations under this Agreement be construed in the manner necessary to exempt this Agreement and the sale of the Property from registration under the Interstate Land Sales Full Disclosure Act, and both BUYER and SELLER hereby expressly waive any right or provision of this Agreement that would otherwise preclude such exemption

12. **Contingencies.** This section contains any contingencies related to this Property:

    001 2,000.00 Seller agrees to pay $2000 towards closing costs when paying cash and closing at Apex Title.

BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT INCLUDING THE NOTICES AND DISCLAIMERS SET FORTH HEREIN.

Signed by: Arrived Holdings, Inc B7CA5A0797584F4...	2/13/2025
Buyer	Date
Buyer	Date
Signed by: Claire Bruce 0279E865A5F541A...	2/19/2025
Seller	Date
Signed by: Susanne Flynn 258564C5BF46407...	2/13/2025
Buyer Agent	Date
Buyer Broker	Date
Buyer Broker Entity	
Listing Agent	Date
Listing Broker	Date
Listing Broker Entity	

Red Plains - Phase 3
Community

3R : 23 : 17
1111 W Fargo Rd Claremore, OK 74019
Lot Address

RAUSCH COLEMAN HOMES

Earnest Money Deposit Receipt

Lot/Block/Subdivision: **23-17 3R-Red Plains - Phase 3**

Address: **1111 W Fargo Rd Claremore, OK 74019**

Buyer(s): **Arrived Holdings, Inc** and (when applicable)

Date: ______

New Home Purchase Agreement Date: 2-13-25

This document serves as a receipt for the Earnest Money Deposit payable under the New Home Purchase Agreement between the parties hereto.

These funds are: X☐ **Refundable** (per the New Home Purchase Agreement) ☐ **Not Refundable**

Check Number:

Amount: 1000

Check Date:

Signed by: Arrived Holdings, Inc
B7CA5A0797584F4...
Buyer

2/13/2025
Date

______
Buyer

______
Date

______
Listing Agent

Signed by: Claire Bruce
0279E865A5F541A...
Seller

Attach check here

RAUSCH COLEMAN HOMES

NEW HOME INSULATION DISCLOSURE ADDENDUM

As required by the Federal Trade Commission Regulations, the information relating to the insulation installed or to be installed in the improvements on the Property is either shown on the plans and specifications attached to the New Home Purchase Agreement or as follows:

A. Exterior walls in areas adjacent to living area will be insulated with batt insulation to a minimum thickness of 3.625 inches, which yields a minimum R-value of R-13.
B. Sloped areas will be insulated with batt insulation having a minimum thickness of 6.75 inches, which yields a minimum R-value of R-22.
C. Attic areas will be insulated with blown insulation having a minimum thickness of 12 inches, which yields a minimum R-value of R-30.
D. Please note that no insulation is placed between interior walls.
E. All stated R-Values are based on information provided by the manufacturer of the insulation.

Signed by: Arrived Holdings, Inc B7CA5A0797584F4...	2/13/2025
Buyer	Date
______________________________	______________________________
Buyer	Date
______________________________	Signed by: Claire Bruce 0279E865A5F541A...
Listing Agent	Seller

RAUSCH COLEMAN HOMES

Cooperating Buyer Broker Agreement

Red Plains - Phase 3 : 3R	**23-17**
Community	Lot/Block
Arrived Holdings, Inc	
Buyer	Buyer

Buyer(s) is represented by **Flynn Enterprises LLC**. Upon closing and subject to these terms, Seller agrees to pay Buyer Broker the "Buyer Broker Commission" of 2___% of the base home sales price for Buyer Broker's services to the Buyer(s). For purposes of calculating this Buyer Broker Commission, the base home sales price of the home is as stated and detailed on the "ADDENDUM TO NEW HOME PURCHASE AGREEMENT" and does not include option amounts, lot premiums, or Seller/Builder concessions or allowances. This Buyer Broker Commission will only be due and paid at closing upon the completion, acceptance, and final payment of a new home built by Rausch Coleman at **1111 W Fargo Rd Claremore, OK 74019** . Although Buyer Broker consents to Seller's staff communicating directly with Buyer(s), all parties understand that this **shall not** change or diminish the role or fiduciary obligations of Buyer Broker (and its agents) in representing and serving the Buyer(s). By signing below, Sales Pro certifies that he/she did not engage Buyer Broker (or Buyer Agent), and Buyer Broker/Buyer Agent certifies that he/she originated and introduced Buyer(s) to Seller and Sales Pro.

Signed by: Arrived Holdings, Inc B7CA5A0797584F4...	2/13/2025
Buyer	Date
Buyer	Date
Signed by: Claire Bruce 0279E865A5F541A...	2/19/2025
Seller	Date
Signed by: Susanne Flynn 25A5640BF46407...	2/13/2025
Buyer Agent	Date
Buyer Broker	Date
Buyer Broker Entity	
Listing Agent	Date
Listing Broker	Date
Listing Broker Entity	

This agreement pertains only to the property and Buyer(s) described above and is terminated if the Buyer(s) is not under contract for a Rausch Coleman Home on the property within 60 days. The Buyer Broker Commission stated above satisfies all compensation payable to Buyer Broker from Buyer(s) and amends/replaces any other compensation terms to the contrary.

RAUSCH COLEMAN HOMES

Date Sensitive Notices & Acknowledgment

Red Plains - Phase 3 : 3R | 23-17
Community | Lot | Block

Date

Arrived Holdings, Inc
Buyer

Buyer

During the building process, delays can be experienced and Closing Dates may be moved to accommodate these delays. Due to the fluidity of the Closing Date, Date Sensitive notices and schedulings such as lease notices, moving companies, utilities, and all other date sensitive items should not be scheduled until after receipt of the Closing Notice from the Seller, as outlined in your New Home Purchase Agreement. The Seller **is not** liable to the Buyer for any costs or damages (direct, indirect, special or consequential) related to delays in construction and/or closing.

Signed by: Arrived Holdings, Inc
B7CA5A0797584F4...
Buyer

2/13/2025
Date

Buyer

Date

Signed by: Christy French
D5F2744511C144B...
Sales Professional

Signed by: Claire Bruce
0279E865A5F541A...
Seller

RAUSCH COLEMAN HOMES

Prepaid Options Receipt and Acknowledgement

Red Plains - Phase 3 : 3R | 23-17
Community | Lot | Block

Date

1111 W Fargo Rd Claremore, OK 74019
Property Address

Arrived Holdings, Inc
Buyer

Buyer

The funds referenced in this form are prepayment to the Builder for options exceeding the community spec standards, selected by the Buyer(s) at the time of contract. Upon receipt of the appraisal showing a value of the purchase price or more, these funds will be credited to the Buyer(s) at the time of closing and will be reflected on the Closing Disclosure and/or ALTA Settlement Statement, as required by law. In the event the value of the home is appraised less than the contracted price, all parties agree to add this deposit to the appraised value and will close the transaction with the adjusted sales price. In the event this contract is cancelled by the buyer, and for any reason(s), the funds will be retained by the Builder and will not be refunded to the Buyer(s).

Signed by: Arrived Holdings, Inc
Buyer
2/13/2025
Date
Signed by: Christy French
Sales Professional

Signed by: Claire Bruce
0279E865A5F541A...

Buyer
Date
Seller/Builder Authorized Representative

RAUSCH COLEMAN HOMES

PHOTO RELEASE FORM

For value received, I grant to Rausch Coleman Companies, and its subsidiaries, affiliates, and assigns ("RCH"), the irrevocable right and permission to copyright, in its own name or otherwise, and use, reuse, publish and republish photographic portraits or pictures of me and my family or in which I/family may be included, in whole or in part, as part of a composite or distorted in character or form, without restriction, as to changes or alterations, in conjunction with my own or a fictitious name, or reproductions thereof in color or otherwise, made through any medium at its studios or elsewhere, and in any and all media now or hereafter known for illustration, promotion, art, editorial, advertising, trade, publishing, or any other purpose. I also consent to the use of any printed matter in connection therewith.

I waive any right that I may have to inspect to approve the finished product or products and the advertising copy or other matter that may be used in connection therewith or the use to which it may be applied.

I release, discharge, and agree to save harmless RCH and all persons acting under its permission or authority or those for whom it is acting, from any liability by virtue of any blurring, distortion, alteration, optical illusion, or use in composite form, whether intentional or otherwise, that may occur or be produced in the taking of such photographic portraits or pictures or in any subsequent processing thereof, as well as any publication thereof, including without limitation any claims for libel, invasion of privacy, or compensation.

I warrant that I am of full legal age and have the right to contract in my own name and on behalf of those named below. I have read this authorization, release and agreement prior to its execution, and I am fully familiar with the contents hereof. This release shall be binding upon me and my heirs, legal representatives and assigns.

MODEL / PARENT OR GUARDIAN (if a Minor)

Name(s):____

Parent or Guardian Name (if a Minor):____________________________

Signed by:
Arrived Holdings, Inc
B1C8A0797584F4...
Signature(s) | Date: 2/13/2025

Earnest Money, Change Orders and Additional Deposit Requirements

Red Plains - Phase 3 : 3R | 23-17 ____________________
Community | Lot | Block

____
Date

Arrived Holdings, Inc ____________________
Buyer

____
Buyer

THIS ADDENDUM SUPPLEMENTS AND IS SUBJECT TO THE TERMS OF THE NEW HOME PURCHASE AGREEMENT ("Agreement"). IN THE EVENT OF CONFLICT, THE TERMS OF THE AGREEMENT SHALL GOVERN.

A. Earnest Money Deposit Requirements:

a. The Earnest Money Deposit required for a single-story new construction build is **$1000.00**.

b. The Earnest Money Deposit required for a two-story new construction build is $**2500.00**.

c. The Earnest Money Deposit on inventory homes that are completed (80% or above) without change requests is $**500.00**.

d. The Earnest Money Deposit required on inventory homes that are less than 80%, or any design home in which changes are requested is $**1000.00**.

B. Additional Deposit Requirements for Options (PrePaid Options):

a. All Custom Options (options that need to be submitted to Purchasing for estimation), except for fencing, require 100% non-refundable deposit money.

b. The Division standard for Options without additional non-refundable deposit money is **$7000.00**. Anything exceeding the standard will require 100% non-refundable deposit money, at the time of exceeding the standard, whether that time is at Agreement execution or through Change Orders.

c. All Non-Refundable PrePaid Option deposits are subject to the Terms and Conditions as outlined in the PrePaid Options Receipt and Acknowledgment.

C. Change Orders:

a. Changes to the floor plan and elevation are not permitted.

b. All New Construction Sales have 7 calendar days from the time the Agreement is executed to make permitted changes without penalty (but which may require additional deposit).

c. All Inventory Home Sales must include available changes (see table below) at the time of Agreement to avoid Change Order fees (the 7-day window referred to above does not apply to Inventory Homes Sales).

d. Change Order requests outside of the above parameters will incur a $250 Change Order Fee per item, due at the time of request. If Change Order request is not granted, the $250 Change Order Fee per item will be returned to the Buyer.

*Garage Door Openers, Fencing, Interior Blinds, Guttering, and Appliances may be added after Frame Start on a case by case basis pending approval.

Signed by: Arrived Holdings, Inc
B7CA5A0797584F4...
Buyer

2/13/2025
Date

Buyer

Date

Signed by: Christy French
75B2744511C144B1
Sales Professional

Signed by: Claire Bruce
0279E865A5F541A...
Seller

RAUSCH COLEMAN HOMES

Referral List

	Name	Phone Number	Email Address
1			
2			
3			
4			
5			
6			
7			
8			
9			
10			

RAUSCH COLEMAN HOMES

Credit Information Authorization Form

Red Plains - Phase 3 : 3R | 23-17 ____________________
Community | Lot | Block

____
Date

Arrived Holdings, Inc ____________________
Buyer

____
Buyer

I hereby authorize Rausch Coleman to verify and/or share my past and present employment earnings records, obtain tax returns, bank accounts, stock holdings, and other asset balances that are needed to process my mortgage loan application as well as close on the property. I further authorize Rausch Coleman to view and/or be advised about my consumer credit report from any lender I work with to obtain a mortgage for a Rausch Coleman home. I further authorize lender and Rausch Coleman to verify other credit information, including past and present mortgage or landlord references and utility companies. It is understood that a photocopy of this form will also serve as authorization for completing any attached form. The information the lender obtains is only to be used in the processing of my application for a mortgage loan. It is necessary for the lender, financial institution and builder to work together and share personal information to make informed decisions about building and closing a Rausch Coleman Home.

FHA and VA Applicants. I also acknowledge, by my signature below, the following Privacy Act Notice Statement:

> This information is to be used by the agency collecting it in determining whether you qualify as a prospective mortgagor for mortgage insurance or guaranty or as a borrower for a rehabilitation loan under the agency's program. It will not be disclosed outside the agency without your consent except to financial institutions for Verification of your deposits and as required and permitted by law. You do not have to give this information, but, if you do not, your application for approval as a prospective mortgagor for mortgage insurance or guaranty or as a borrower for a rehabilitation loan may be delayed or rejected. This information request is authorized by Title 38, U.S.C., Chapter 37; by 12 U.S.C., Section 1701 et seq., (if HUD/FHA); and by 42 U.S.C., Section 1452b.

NOTICE TO BORROWERS: this is a notice to you as required by the Right to Financial Privacy Act of 1978 that HUD/FHA has a right of access to financial records held by financial institutions in connection with the consideration of administration of assistance to you.

Financial records involving your transaction will be available to HUD/FHA without further notice of authorization but will not be disclosed or released by this institution to another Government Agency or Department without your consent except as required or permitted by law.

Signed by: Arrived Holdings, Inc
B7CA5A0797584F4...
Buyer

2/13/2025
Date

____
Buyer

____
Date

Signed by: Christy French
7552744511C144B...
Sales Professional

Signed by: Claire Bruce
0279E865A5F541A...
Seller

Thank you for considering **Cox Communications,** please complete the form below and a member of the **Cox Team** will contact you to discuss services you will need in your new home.

****You will be contacted as soon as referral is entered. Please tell the representative the date you would like a call back. A date that is closer to your move it.**

NEW HOME INFORMATION:

First Name: ______________________________ **Last Name:** ______________________________________

Best Contact#: ___________________________ **Alternative#:** ____________________________________

Street Address: ____

City: _________________________________ **State:** _________________ **Zip Code:** __________________

Once again, thank you for considering **Cox Communications** and enjoy your new home!

<u>** This information will only be used by Cox, this does not give consent to share your information with other marketers</u>

Sherri Smith **Mobile:** [redacted] **Email:** [redacted]

Safe Haven
CONNECTED HOMES & SECURITY
877.850.0594

RAUSCH COLEMAN HOMES®

Welcome to your Rausch Coleman Home!

Your new Rausch Coleman home comes with an available smarthome upgrade that includes features such as video doorbells, interior and exterior cameras, lighting control and more.




Our gift to you, up to
$1000
IN ADDITIONAL EQUIPMENT
RAUSCH COLEMAN HOMES

Register your home today to receive your $1,000 smart security voucher* with your home closing

*With installation and purchase of alarm monitoring services.

Lot: 301- 3R 23 : 17

Buyer(s): Arrived Holdings, Inc and (when applicable)

Address: 1111 W Fargo Rd Claremore, OK 74019

Phone Number: Secondary Phone Number:

Email:

Division: Tulsa Estimated Closing Date: ____________________________

By signing below, you are requesting that Rausch Coleman share this information with Safe Haven and authorizing Safe Haven to contact you and provide details about their programs and discounts exclusively offered to Rausch Coleman customers. There is absolutely **no obligation** to purchase any products or services from Safe Haven. Providing this information is solely intended to facilitate communication from Safe Haven for the purpose of extending exclusive discounts and services.

Signature Signed by: Arrived Holdings, Inc B7CA5A0797584F4... Date 2/13/2025

Please forward signed paperwork to: [redacted]

PRIVACY NOTICE

(*This Notice is provided as required under applicable privacy/disclosure laws and not as a referral*)

Rausch Coleman Homes may share some of your Buyer information with Westwood Insurance who provides home insurance quotes for new homes. This Buyer information may include the following:

- Name;
- Address (mailing/e-mail);
- Phone Number
- Address/Purchase Details of New Home.

THIS IS NOT A RECOMMENDATION OR REFERRAL. RAUSCH COLEMAN HOMES IS NOT RELATED TO OR AFFILIATED WITH WESTWOOD INSURANCE OR ANY OTHER INSURANCE PROVIDER. RAUSCH COLEMAN HOMES DOES NOT ENDORSE, MARKET OR RECOMMEND WESTWOOD INSURANCE OR ANY OTHER INSURANCE PROVIDER THAT MAY CONTACT YOU, AND YOU ARE NOT REQUIRED TO USE ANY PARTICULAR INSURANCE PROVIDER OR OTHER SETTLEMENT SERVICE PROVIDER AS A CONDITION TO PURCHASE YOUR NEW HOME. YOU ARE FREE AND ENCOURAGED TO SHOP AROUND TO FIND THE INSURANCE PRODUCT THAT IS BEST FOR YOU. RAUSCH COLEMAN HOMES MAY RECEIVE A FEE FOR SHARING YOUR INFORMATION.

YOU MAY REQUEST THAT YOUR INFORMATION NO LONGER BE SHARED AND OPT-OUT OF FURTHER PROCESSING OF THE INFORMATION FOR THE PURPOSES DESCRIBED ABOVE BY SUBMITTING A REQUEST AT https://rauschcolemanhomes.com/privacy-request OR BY MAILING A REQUEST TO **4058 NORTH COLLEGE AVENUE, SUITE 300, BOX 9, FAYETTEVILLE, ARKANSAS 72703 (ATTN: APRIL TILLEY)**. THIS REQUEST WILL NOT AFFECT YOUR PURCHASE OF THE PROPERTY.

Red Plains - Phase 3
MASTER DISCLOSURE AND INFORMATION ADDENDUM
TO PURCHASE AND SALE AGREEMENT

Lot/Block/Subdivision: **23-17 3R-Red Plains - Phase 3**

Address: **1111 W Fargo Rd Claremore, OK 74019**

Buyer(s): **Arrived Holdings, Inc** and (when applicable)

THIS MASTER DISCLOSURE AND INFORMATION ADDENDUM (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the **"Agreement"**) dated as of the 13 day of February ______________________, 2025, between the undersigned "**Buyer**" and "**Seller**," as defined in the Agreement, respecting **23-17** or other like document ("**Plat**") in the community known as **Red Plains - Phase 3** : **3R** (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Community.** This Addendum explains certain terms which are applicable to the purchase of homes within the Community. Builders other than Seller may build homes in the Community. Other builders may be added or deleted from the list of builders in the future. Seller, and any other builder in the Community, shall have the right, without notice to Buyer, to make changes to, among other things, homesite sizes, number of homes being built, size and style of homes being built, features and materials in homes being built, prices of homes (whether more or less than currently published), price per square foot of homes (whether more or less than currently published), number and size of homesites, street layout, amenity layout, and usage, location, size and number of trees, bushes and other foliage (current and future), and any other items or uses which are currently planned for the Community. Seller makes no representations or warranties that Seller will be the exclusive builder or developer in the Community or that the Community will be built out exactly as currently planned, and, if the Seller is the developer of the Community, Seller expressly reserves the right to make whatever changes it deems necessary relating to future development or build out of the Community. Any current maps or other materials showing any final or projected community development may be modified or updated in the future.

SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES WITH REGARD TO THE DEVELOPMENT OF HOMESITES IN AND AROUND THE COMMUNITY. HOMESITES IN AND AROUND THE COMMUNITY MAY REMAIN UNDEVELOPED. BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES, STATED, IMPLIED, OR OTHERWISE WITH REGARD TO SELLER BEING THE SOLE OR EXCLUSIVE BUILDER WITHIN THE COMMUNITY. SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES, STATED, IMPLIED, OR OTHERWISE WITH REGARD TO DEVELOPER OF THE COMMUNITY, SELLER, AND/OR OTHER BUILDERS IN THE COMMUNITY CONTINUING TO BUILD IN THE COMMUNITY THROUGH FINAL BUILDOUT AND/OR BUILDING UPON ANY UNDEVELOPED HOMESITE(S). FURTHERMORE, IT IS UNDERSTOOD THAT NO REPRESENTATIONS, ESTIMATES OR PROJECTIONS HAVE BEEN CONVEYED REGARDING THE FINAL BUILDOUT TIME OF ANY UNDEVELOPED HOMESITE(S) OR THE OVERALL COMPLETION SCHEDULE OF THIS COMMUNITY. BUYER ACKNOWLEDGES THAT SELLER CONSTANTLY EVALUATES THE PRICING, DESIGNS, PRODUCT MIX AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING WHETHER SELLER WILL CONTINUE TO BUILD HOMES WITHIN THE COMMUNITY AND BUYER IS NOT RELYING UPON ANY OF THE FOREGOING IN DECIDING TO PURCHASE THE PROPERTY.

3. **Financing and Closing Costs Disclosures**.

3.1 If Buyer desires to employ an attorney to represent Buyer, then Buyer may do so at Buyer's expense.

3.2 Although Seller may make available to Buyer the name of one or more lenders or information about one or more available financing alternatives, Buyer agrees that the choice of a lender and loan is Buyer's sole decision, and Seller has not made any promises or representations concerning the likelihood of Buyer obtaining the loan, the terms and conditions of such loan or the interest rate or fees associated with such loan.

3.3 BUYER IS HEREBY ADVISED BY SELLER THAT INTEREST RATES, LOAN FEES, AND OTHER LOAN CONDITIONS ARE NOT GUARANTEED, FIXED OR ESTABLISHED (AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH ITEMS) AND ARE SUBJECT TO CHANGE BY ANY LENDER. SELLER DOES

NOT WARRANT OR GUARANTEE THAT COMPLETION OF THE IMPROVEMENTS OR LOAN FUNDING CAN BE ACHIEVED WITHIN LOAN LOCK PERIODS, IF ANY, REGARDLESS OF WHETHER SUCH LOCKS ARE PAID FOR BY SELLER OR BUYER.

3.4 Responsibility for obtaining the loan and for satisfying all conditions made by the lender with regard to the loan shall rest solely with the Buyer.

4. **Document Book**. Buyer acknowledges receipt of the "**Document Book**" for the Community as follows:

4.1 Buyer acknowledges receipt of, and agrees to be bound by, the Declaration of Covenants, Conditions, and Restrictions for the Community (the "**Declaration**"), the Articles of Incorporation, By-Laws and any Rules and Regulations of the homeowners association(s) for the Community ("**Association**"), all as amended and supplemented from time to time (collectively, the "**Community Documents**"). Buyer acknowledges and agrees that title to the Property will be subject to the Community Documents.

4.2 The Property will be subject to certain deed restrictions as reflected in the Special Warranty Deed executed by Seller and furnished to Buyer at Closing. The deed restrictions run with the Property and require, among other things, that Buyer give Seller (i) notice of Seller's defaults or any Claim (as defined therein) after Closing and (ii) an opportunity to inspect and cure defects in the Property.

4.3 Buyer acknowledges that the Document Book may contain additional provisions, that may not be specified herein, which restrict Buyer's use of the Property. Buyer further acknowledges the provisions of the Document Book and any such restrictions contained therein are fair and reasonable.

5. **Association Memberships**.

5.1 Upon conveyance and recording of the Deed to the Property, Buyer will become a member of the Association. **Buyer agrees to accept the liability and obligations of such membership. Buyer understands that as a member of the Association, Buyer will be required to pay Assessments (as defined in the Document Book) for the maintenance of the Common Areas (as defined in the Document Book) and for such other uses and purposes as are provided for in the Document Book. Buyer also understands and agrees that a failure to pay Assessments when due could cause the Association to record a lien on the Property and to foreclose such lien. Assessments are subject to change, which may include additional increases in the manner currently provided for in the Document Book.** Seller, the Association, and any other builder cannot estimate the amount or frequency of any such increase.

5.2 Buyer acknowledges that nominees of Seller or the developer of the Community may serve as the officers and directors of the Association. The officers and directors and the management company, which may be an affiliate of Seller, are authorized by Buyer to act for and on the behalf of the Association. To the extent authorized in the Community Documents, Seller may, but is not required to, advance monies to the Association for operations. In the event such advances are made, they will be considered a loan from Seller, and the Association will be obligated to repay such advances.

5.3 To the extent provided for in the Community Documents, Buyer acknowledges that all new construction and modifications of existing construction and exteriors of improvements within the Community are subject to the prior written approval of the Architectural Control Committee of the Association (the "**ACC**"). Buyer agrees to comply with all rules and regulations of the ACC, as the same may be amended and exist from time to time. Buyer should review the Community Documents to determine what improvements to a homesite are or are not permitted to be made without the prior approval of the ACC.

6. **Community Charges**. In addition to the Closing Costs set forth in the Agreement, Buyer may also be required to pay the following additional Closing Costs respecting the Community as set forth in the Document Book and/or Agreement:

6.1 Association Assessments. Assessments payable to the Association ("**Association Assessments**") will be prorated for the month in which the Closing occurs (based on the then current Association Assessments at the time of closing). Buyer understands that the estimated operating budget for the Association is only an estimate of what it will cost to run the Association. The Association may make changes in the budget at any time to cover increases or decreases in expenses or estimates in the budget. Without limiting the generality of this section, those changes will not give Buyer any right to cancel the Agreement.

6.2 Additional Assessments. Buyer acknowledges that there may be additional Assessments with regard to this Community, including, but not necessarily limited to a resale certificate fee, capitalization fee, and/or transfer fee. For more information on those additional Assessments, please refer to the Document Book.

7. **Community Access/Gates**. Unless otherwise specified in the Document Book or on the Plat, the Community is not a gated community and the roads in the Community are public.

8. **Building and Use Restrictions**. Every homesite is subject to building and use restrictions as set forth in the Document Book. These restrictions are subject to change without notice. Building and use restrictions may affect, among other things, residential and nonresidential uses, building specifications, accessory structures, nuisance, home occupancy, signage, antennas, satellite dishes, animals, driveways, vehicle parking, rubbish, utility and drainage easements, clothes lines, fences, special rights of Seller, any developer and homebuilder(s), leases and restoration of homesites. Buyer should carefully review the Document Book.

9. **Building Codes and Ordinances**. Every county or municipality has building codes and other ordinances that regulate what is permissible within its jurisdictional limits. Buyer should contact the city or town in which the Property is located prior to making changes to the Property for further information concerning local codes and ordinances. Seller is not responsible for notifying Buyer, or any other homeowner, of the content or restrictions contained in any local codes or ordinances.

10. **Pet Restrictions.** Buyer understands that the only pets allowed in the Community are those which are in accordance with the restrictions contained in the Community Documents or any amendments thereto. For more information about pet restrictions, Buyer should refer to the Declaration contained in the Document Book. Buyer also acknowledges that pets may also be restricted by applicable state or municipal laws and regulations, and agrees to abide by the same.

11. **Flood Zone**. Seller makes no representations relating to whether the Property resides in any flood zone. Flood zone designations may change from time to time and Buyer should not rely on oral representations as to the flood zone status of the Property and should visit www.fema.gov and/or the county or city flood map website where the Property is located. Mortgage lenders will typically require the issuance of flood insurance as a requirement for financing, which insurance must be present at Closing. Seller recommends that each Buyer of a Property protect his/her Property by obtaining proper insurance coverage. It is possible, however, for Buyer to submit documentation to the Federal Emergency Management Agency ("**FEMA**") to have the Property re-classified by FEMA, whereby the mortgage lender may have the option to waive the requirement of flood insurance. Buyer is solely responsible for the submission to FEMA for such re-classification and any and all expenses related to such submission. Further, Buyer acknowledges and understands that the waiver of flood insurance is at the sole discretion of the mortgage lender.

12. **Short-Term Rentals**. Buyer acknowledges that homes in the Community may be rented for any length of time, subject to restrictions set forth in the Document Book, restrictions of local government authorities, or other rental restrictions applicable to the community. For more information, Seller encourages Buyer to review the Document Book and to contact the Association and the applicable local government authorities.

13. **Rentals**. From time to time, Seller may market and sell homes in the Community to investors or to buyers who may not occupy their homes as their primary residence. Seller may also elect to lease, rather than sell, some or all of the homes that it owns within the Community. Consequently, homes in the Community may be leased to or occupied by persons other than their owners.

14. **Gang/Cluster Mailboxes**. Buyer hereby acknowledges that the mailboxes serving the homes in Community will be installed as "gang/cluster mailboxes" on the Common Areas. Individual mailboxes will not be installed separately on the Property or on any other individual homesites in the Community. Neither Seller nor the developer of the Community nor the Association will be responsible for any issues whatsoever, including any inconvenience to Buyer which might result from the location, installation, maintenance and use of gang/cluster mailboxes, or the delivery and pick up of mail to and from such gang/cluster mailboxes in the Community, as may be required by the United States Postal Service.

15. **Utilities and Drainage on the Property**.

15.1 Drainage and Utility Structures. Some homesites contain or are adjacent to drainage and utility structures such as storm water overflow swales, storm water catch basins, manholes, fire hydrants, electrical transformers, switch boxes, telephone pedestals, cable television pedestals and supply boxes, and streetlights. None of these items shall be altered, obstructed, buried, modified, restricted or interfered with in any manner whatsoever.

15.2 Drainage and Utility Easements. An easement is the right of someone other than the land owner to use a portion of the land for a limited purpose. There are public utility and drainage easements along the perimeter of every homesite in the Community. These easements are dedicated in and shown on the recorded subdivision plats for the Community. The easements on each homesite are also shown on the individual setback and easement survey for each homesite. Nothing may be done in any utility and drainage easement area to impede the drainage of surface water or to interfere with the installation, maintenance and repair of utility lines and structures. Play structures, landscaping, accessory structures (such as small sheds) or other improvements may not be installed in the drainage and utility easement areas, because they might change the drainage pattern and/or might have to be removed, at the homeowner's expense, in order to maintain underground utility lines. No trash, waste, soil, leaves, grass clippings, or other

offensive materials may be placed or stored within these easement areas. Each homeowner is required to maintain that portion of his or her yard that lies within the drainage and utility easements. An exception to this maintenance requirement exists where the drainage and utility easement covers wetlands, wetland buffers and wetland mitigation areas. For more information on drainage and utility easements contact the local governmental authorities having jurisdiction over the Community.

15.3 Property Easement & Plot Plan Disclosure. Seller neither infers nor guarantees the existence or lack of easements (utility, maintenance, city, etc.) on the Property. A preliminary plot plan is available to Buyer by request on Seller's authorized request form known as "Request for Plot Plan." Changes can and sometimes do occur to the original preliminary plot plan, the recorded plat map and/or the final survey.

15.4 Community Drainage Disclosure. Due to the topography of the Community, water will at times flow through the Property from adjacent and surrounding homesites. This is necessary to achieve positive drainage away from all applicable homesites. Buyer acknowledges that no adverse action may be taken by Buyer to alter said drainage pattern. Seller advises Buyer that some of the homesites (including but not limited to the Property) are or may be subject to some runoff from adjacent and surrounding homesites.

15.5 Retaining Wall and Drainage. Retaining walls may exist within Buyer's Property lines. Buyer acknowledges and agrees that, at times, water may drain over retaining walls from one homesite to another.

15.6 Grading and Drainage. Buyer acknowledges that the drainage for the front, rear and side yards of each lot was designed by a professional engineer to divert water away from the foundation and concrete flat work. The drainage of the yard of the Property may result in a swale across the front and/or back yard of the Property. As a result and in these instances, Buyer acknowledges that the front and/or back yard will not be level and that Seller will not make any adjustments to the depth or severity of the swale. In addition, Buyer acknowledges and agrees that altering the drainage and/or over-watering will have negative effects on potentially expansive soils and will void the drainage and foundation warranty on the Property. If the drainage is altered in such a manner that water flows toward the foundation and/or concrete flat work, severe damage to one or both may result. Resulting damage may include, but not be limited to, the following: heaving in the slab, cracking of the slab, stucco cracks, cracking of driveways, front or rear yard stoops and walkways, and/or cosmetic damage or alterations of interior finishes in the home. Furthermore, over watering may also lead to same or similar results. SELLER MAKES NO WARRANTY OR REPRESENTATION REGARDING SHIFTING SOILS, UNSETTLED SOILS, UNUSUAL ROCKS, OR SUBSURFACE CONDITIONS.

15.7 Utility Box and Related Items Disclosure. At this stage in construction, Seller may not know which homesites will receive one or more of the following: utility poles, transformer boxes (both main and secondary), cable and phone boxes, storm drains, man holes, streetlights, gas taps, underground power, water/sewer and gas lines, overhead power lines, and/or irrigation maintenance sheds. The premium amount paid for the Property, if any, does not guarantee Buyer that he or she will not receive one or more of the above mentioned items on the Property. Seller will not reimburse any amount of a premium paid if any of the said items are installed on the Property. There is a strong possibility that the back and/or side yards of the Property will contain underground power, gas, water or sewer lines. If Buyer plans on building a pool on the Property, it is Buyer's responsibility to contact the source of the underground lines. Buyer is financially responsible for having any of the underground lines moved.

16. **Foundation Maintenance**. Buyer(s) understand and acknowledge that proper inspection and maintenance of the foundation (e.g. maintaining consistent moisture levels in the yard near the foundation on a year-round basis, maintaining original drainage patterns, limiting trees and shrubbery near the foundation, maintaining proper ventilation of any crawl spaces, etc.) is critical to the structural performance of the Property's foundation. Buyer(s) also understand and acknowledge that while certain municipalities provide restrictions on the amount of water that may be used to maintain a yard, these restrictions may not apply to the use of certain equipment (e.g., soaker hoses) to properly maintain the consistency of moisture levels in the soils surrounding the Property's foundation. Failure to properly maintain consistent moisture levels, changing drainage patterns established at the time the Property is purchased, allowing excessive trees and shrubbery to grow near the foundation, or allowing excessive moisture to collect near or under the Property may result in severe damage to or failure of the Property's foundation. Buyer understands that Seller is not responsible for any damage to the foundation of the Property due to the failure of Buyer(s) to properly maintain the foundation or the soil conditions under and around the foundation, and Buyer(s) shall be responsible for any damages that may result to the Property, including but not limited to potential foundation movement, caused by Buyer(s) failure to properly maintain the foundation and the soils conditions under and around the foundation.

17. **Utilities in the Community**.

17.1 Buyer acknowledges that except as permitted in the Document Book and as approved by all applicable government agencies, no septic tanks shall be permitted within the Community. No wells shall be installed without the express written consent of the ACC and all applicable government agencies.

17.2 Some homesites contain or are adjacent to drainage and utility structures such as storm water overflow swales, storm water catch basins, manholes, fire hydrants, electrical transformers, switch boxes, telephone pedestals and streetlights. None of these items shall be altered, obstructed, buried, modified, restricted or interfered with in any manner whatsoever. Overflow swales are generally only utilized for overflow storm water capacity as a result of water drainage. Electrical transformers may only be landscaped to the extent permission is given by the utility provider. In some cases, water may flow from one homesite to another, and these situations are shown on the final plat. State law may provide that the owner of the homesite receiving water is required to accept the water flow and may not impede the flow of this water. In addition, the Property will be graded to provide for reasonable drainage away from the Property's foundation. The vast majority of foundation problems are caused by insufficient drainage or lack of watering of soil around the foundation. Buyer should keep Buyer's lawn well-watered to maintain consistent moisture content and avoid excess wetness, dryness or cracking of soil. The construction of curbs, decks, retaining walls, pools, spas, patios, landscape edging and similar items can also trap water within the yard area and cause structural damage to the Property's foundation. Seller strongly recommends that Buyer consult with a licensed landscape architect and civil engineer before performing any work or making any changes that may affect the existing drainage pattern.

18. **Bodies of Water within the Community**.

18.1 Water Levels. THE WATER LEVELS OF LAKES, PONDS OR OTHER BODIES OF WATER WITHIN THE COMMUNITY, IF ANY, MAY VARY. THERE IS NO GUARANTEE BY SELLER OR THE ASSOCIATION THAT WATER LEVELS WILL BE CONSTANT OR AESTHETICALLY PLEASING AT ANY PARTICULAR TIME; AT TIMES, WATER LEVELS MAY BE NONEXISTENT.

18.2 BUYER UNDERSTANDS THAT IF THE PROPERTY ADJOINS A WATER IMPOUNDMENT, THAT THE WATER LEVEL OF THE IMPOUNDMENT FLUCTUATES FOR VARIOUS REASONS, INCLUDING AS A RESULT OF: (1) AN ENTITY LAWFULLY EXERCISING ITS RIGHT TO USE THE WATER STORED IN THE IMPOUNDMENT; OR (2) DROUGHT OR FLOOD CONDITIONS.

18.3 Presence of Waterways and Wetlands. The following provisions of this section shall only apply if the Community contains certain waterways designated as jurisdictional waterways of the United States: the Community contains certain waterways designated as jurisdictional waters of the United States. These identified waterways within the Community are subject to United States federal guidelines regarding the maintenance of these riparian areas. Furthermore, said areas are to be maintained with native grasses to provide a wildlife habitat and to provide a filter for water runoff. Due to federal restrictions regarding these wetland areas, no entity or person may adversely affect these areas. Activities such as mowing, etc. are specifically prohibited. A copy of the Mitigation Plan is available for Buyer's review upon request.

18.4 Detention Pond Disclosure. One or more detention ponds may exist within the Community. Buyer acknowledges and agrees that drainage detention pond ("**drainage easement**") maintenance is not the Seller's responsibility. Seller makes no assurance as to the finish out of this common area. The drainage easement can and will at times be dangerous after certain natural events. Children should be advised to stay away from this area.

18.5 Homesite Adjacent to Creek Bed. Some homesites may be bordered by a natural creek bed. This creek bed area may remain in a natural vegetative state and as such, certain factors are inherent therein. Some factors may include, but are not limited to, the following: mosquito populations; animal life, which may include that which typically lives around creeks such as snakes, frogs, turtles, waterfowl, raccoons, possum, fish, etc. that may wander onto the homesites; water levels may dramatically vary due to rainfall amounts; odors or smells which may result from dead animal life; seasonal factors and weather conditions; vegetation such as existing native trees and shrubbery may be subject to erosion of surrounding land area and, subsequently, may fall or die as a result; and, natural erosion from waterways and wind may affect surrounding soil and, as such, existing topography may be altered.

19. **Prices/Market Values**. Seller, and any other builder in the Community, shall have the unilateral right to establish prices for the homes it builds in the Community. Seller and any other builder in the Community may, at its sole discretion, increase or decrease the price or the price per square foot for any home, homesite or option at any time, or offer incentives for sales of homesites and homes, all without notice to Buyer. Once Buyer has signed the Agreement establishing a price for the Property, the prices for any subsequent changes or upgrades to the Property as requested by Buyer, including but not limited to design, floor plan, options, materials or otherwise, are subject to change by Seller until a written and signed agreement on the price is reached by Seller and Buyer for such change or upgrade. Seller makes no representations or warranties that the price for the Property or options in the Property will be increased or decreased for other buyers of identical or similar homes or options. Seller also makes no representations or warranties that changes or options made by Buyer will or will not increase or decrease the market value of the Property, and Buyer understands and agrees that such upgrades or options may not increase or may actually decrease the market value of the Property. Seller also makes no representations or warranties regarding the future market value of the Property.

20. **Construction and Sales Activities**. BUYER ACKNOWLEDGES THAT SOME AREAS OF THE COMMUNITY MAY BE UNDER DEVELOPMENT FOR AN EXTENDED TIME. INCIDENT TO THE DEVELOPMENT PROCESS, THE QUIET ENJOYMENT OF THE COMMUNITY MAY BE UNAVOIDABLY INTERFERED WITH TO SOME EXTENT BY THE CONSTRUCTION OPERATIONS. Construction, development and sales activities in the Community will likely occur after Buyer has taken occupancy of Buyer's Property. Depending upon Buyer's sensitivities, this may result in some inconvenience to Buyer and Buyer's family and guests due to increased noise, dust, road closures, operation of the model homes and sales offices, and other activities. Construction activities can occur at various hours throughout the day, and sales activities can result in additional traffic and visitors throughout the Community, particularly before the Community is completely built out. Seller cannot guarantee that Buyer will not be affected or impacted as a result of the overall construction and development of the Community. Seller gives no guarantees or assurances how long the Community model homes will be used as models or for sales and marketing. Homesites across the street or next to the model homes may remain undeveloped until Seller determines that these homesites are no longer needed for sales and marketing purposes.

21. **Views**. Future development and construction activities in the Community can and will modify the view from homesites (including but not limited to the Property). Trees and other foliage may be added or removed from lots or common areas of the Community. Additional housing and other improvements will be added within the Community. Because future development and construction activities in the Community will modify views from homesites, Seller does not warrant or guarantee any existing views will be maintained in the future relative to the Property.

22. **Streetlights**. Numerous streetlights will be installed within the Community, many of which will be installed after homes have been completed, sold and occupied. Streetlights are sized and placed in accordance with governmental requirements, and could in some instances generate light in or obstruct views from homes in the Community. Information about streetlight size, light output, design and location of streetlights within the Community can be obtained from the New Home Consultant.

Buyer acknowledges that: (i) Seller is not responsible for the installation and activation of the streetlights within the Community and specifically disclaims any responsibility therefor; (ii) Seller does not control the streetlights (existing, planned or future), and (iii) any representations or warranties which relate to street lighting contained within or associated with the Community shall not be construed as representations or warranties made by Seller. Buyer agrees that it will not rely upon such representations or warranties in determining whether to purchase the Property located within the Community. Seller has no control or influence over the installation and activation of the street lighting. Seller, on behalf of itself, its agents, servants, employees, members, managers, directors, officers, affiliates, representatives, receivers, subsidiaries, predecessors, successors and assigns, specifically disclaims any and all warranties concerning the installation and activation of street lighting within or with regard to the Community not performed, installed, activated by or under the direction of Seller. Buyer agrees to look solely to the responsible third party with respect to any matters regarding the installation and activation of street lighting within the Community.

23. **Landscaping**.

23.1 Trees and Foliage. The Community may contain numerous native trees of various sizes and varieties. While Seller has taken great care during the planning and construction of the Community to save trees, future development and construction will require the removal of additional trees, shrubs and other foliage and, therefore, Seller does not guarantee the preservation of any trees, shrubs, ground cover or other foliage in the Community or Buyer's Property, and cannot be responsible for short or long-term damages to foliage due to construction or development activities. Seller makes no representation or warranty that trees on the Property being purchased or any other homesite or common area in the Community will not be removed. Buyer acknowledges that the condition of any trees on the Property will have no effect on any premiums that may have been charged due to size or location of the Property. All care and maintenance of foliage on an individual homesite is the responsibility of the homeowner, and Seller does not guarantee or warranty the survival of any foliage. Buyer understands that trees located in the undeveloped areas of the Community and those situated on adjacent properties may be cleared as development progresses into future phases. The Document Book may contain restrictions regarding the removal of any tree over a certain size. In addition, the local governmental authorities having jurisdiction over the Community may have adopted certain tree ordinances regulating the removal of any tree over a certain size. Buyer should contact the Association or the local governmental authorities having jurisdiction over the Community to ensure that its regulations are adhered to.

23.2 Sodded Parkway. Buyer acknowledges and agrees that the sodded parkway, if any, may not contain irrigation. Buyer further acknowledges and agrees that this area may require additional watering and that this is Buyer's responsibility.

23.3 Maintenance of Greenbelt. Buyer acknowledges and agrees that the Community may contain a greenbelt and/or pond areas that are owned and controlled by the Association and/or developer. Maintenance of these areas is currently handled by the Association and/or developer.

23.4 Landscaping Disclosure and Warranty. All grading, fill, removal of existing trees and shrubs and control of water flow will be performed and completed at Seller's sole discretion. Seller's landscape package shall be limited to the features reflected in Seller's Feature Sheet, and shall be subject to the following:

23.4.1 Rough grading of the yard will conform to natural contours, the grading plan for the Community, and will direct flow of water away from the Property's foundation.

23.4.2 Final grade of Property will remove large surface rocks only.

23.4.3 Seller does not warrant any of the landscaping or any of the natural or existing trees and shrubs. Seller will not be responsible for water damage resulting from natural erosion or erosion caused by changes in grade by Buyer or any owner of the Property. Due to the fact that Seller cannot control the care of landscaping and ground cover installed at the Property, Seller offers no warranty on such items. It will be important that Buyer carefully inspect all shrubs, trees and ground cover at the time of Buyer's New Home Orientation in order to ensure satisfaction. Once Buyer has closed on the Property, it will be Buyer's responsibility to care for and to protect all such items from disease, acts of nature and other such damage.

24. **Hurricanes/Tropical Storms/Tornados**. Seller builds homes to the building code in effect at the time the building permit is applied for Buyer's Property. Building code requirements do not guarantee a home can or will withstand the impacts of a hurricane, tropical storm, or tornado. Seller cannot guarantee the Property, its structure or features will not be impacted by hurricane, tropical storm, and/or tornado conditions. Buyer should review its applicable homeowner's and/or flood insurance policy(s) and consult an insurance professional for additional information. Buyer is urged to follow the advice and direction from local emergency management officials regarding hurricane, tropical storm, and tornado events.

Buyer understands and agrees to accept the risks and conditions of hurricanes, tropical storms, and tornados and to assume all liabilities associated with them. By executing the Agreement and Closing, Buyer shall be deemed to have released Seller and Seller's affiliates and their respective officers, directors, managers, members, shareholders, employees, and agents, from any and all liability or claims resulting from all matters disclosed or disclaimed in this Paragraph, including, without limitation, any liability for incidental or consequential damages which may result from, without limitation, inconvenience, displacement, property damage, personal injury and/or death to or suffered by Buyer or any of its family members, occupants, guests, tenants, invitees and/or pets and any other person or pet.

25. **Facilities and Conditions Affecting Homesites**.

25.1 The information set forth in this Section contains an overview of facilities and conditions which may affect some or all homesites in the Community (including but not limited to the Property). Seller does not warrant or guarantee any future development, usage, or lack of development or usage for properties located outside of the Community, or their possible impact on the residents of the Community. For additional information about offsite features that may affect the purchase of the Property, Buyer should contact the local governmental authorities having jurisdiction over the Community.

Seller advises Buyer that some of the homesites (including but not limited to the Property) are or may be adjacent to or near some of the following: DRAINAGE CHANNEL, AIRPORT, RAILROAD TRACKS, STORM WATER DETENTION FACILITY, COMMUNITY CENTER, ELEVATED WATER STORAGE TOWER, SCHOOL FACILITY, SCHOOL SITE, SPORTS FACILITY OR BALL FIELD, COMMUNITY LAKES, PARK AND/OR RECREATION FACILITY, WATER PLANT/SEWER PLANT, LIFT STATION, CELLULAR PHONE, RADIO, TELEVISION OR OTHER TOWER ANTENNA SITE, HIGH VOLTAGE TRANSMISSION LINES OR PIPELINE EASEMENT. Buyer acknowledges that such facilities may impact noise, vibration, lighting, traffic and other conditions caused by daily operations of the facility. Drainage channels, lakes and storm water detention facilities will have varying levels of water for varying periods of time depending upon rainfall.

25.2 Cable TV/Satellite/High Speed Internet. Seller is not responsible for the timing or selection of cable TV, satellite or high-speed internet availability throughout the Community.

25.3 Marketing Agreements. Seller may enter into marketing agreement(s) with third-party companies (e.g., a telecommunications provider, an energy provider, etc.) to allow them to place information about the company's services in the model home/sales office. In addition, Seller provides addresses of homes to these third-party companies. Seller receives monetary and non-monetary compensation from the third-party companies as a result of these joint marketing efforts. Seller makes no representations or warranties whatsoever as to the ability of the third-party company, and its affiliates or partners, for availability or quality of service.

25.4 Easement for (and Location of) High Voltage Lines. Portions of the Community may be located within close proximity of an easement owned by a utility company. This easement may give the utility company the right to install and

operate high voltage electrical transmission lines, transformers, and related equipment. Such lines and/or equipment give off electric and magnetic fields ("**EMF**") and may also give off audible sounds as by-products of the use of electricity. For further information regarding the possible effects of EMF, consult the National Institute of Environmental Health Sciences.

25.5 Wild Animals. As a result of the open spaces and bodies of water in and around the Community, Buyer may periodically find wild animals within the confines of the Community including, but not limited to, skunks, armadillos, nutria, opossums, deer, raccoons, spiders, snakes, bees, fire ants, alligators and other reptiles and other insects common to the area. Contact with any wild animal can be dangerous. Should Buyer encounter any such animal, Buyer is encouraged to contact Buyer's local animal control office for further instructions.

25.6 Unzoned Area With Livestock. The Property and/or Community may adjoin property that is not zoned and, as such, the property is not subject to and not limited by, city codes prohibiting livestock including, but not limited to, chickens, horses, cattle, etc.

25.7 Future Commercial/Retail Uses. The Community may be located adjacent to properties which will be developed with major commercial and retail uses in the future. The development of such uses adjacent to the Community may increase traffic volumes, noise, outdoor lighting, pedestrian activity and other similar impacts resulting from commercial development.

25.8 Development of Adjacent Property. Seller's current development plans for the Community where the Property are located may change and no representations or warranties are made concerning the development of the Community, or any property adjacent to, surrounding, or near such Community. Buyer acknowledges that sales and marketing information may show amenities which may be constructed at the time of purchase, and which may not be included in the final community. Buyer also acknowledges that the responsibility for constructing certain amenities may rest with parties other than Seller, and Seller has no obligation to Buyer to ensure the construction of any such amenities. The terms of this subsection shall survive Closing.

25.9 Communications Tower. A communications tower may exist near or adjacent to the Community. Buyer acknowledges that Seller does not own the communications tower and that it may cause inconsistencies or disruptions with Buyer's use of electronic equipment and/or device.

25.10 Major Public Roads. The Community is located along portions of roadways that may experience heavy traffic during certain times of day.

25.11 Road Improvements. Plans may exist for certain improvements to roads in or around the Community. Seller has no control over the timing of completion of the road improvements. The construction area may affect the entrances of the Community from time to time, and some lane closures may be necessary. Seller regrets any inconveniences and disruptions during this process but believes the Community will all be able to enjoy the improved roadway once the work is complete. During the period when these improvements, if any, are under construction there will be traffic hazards, interferences and inconveniences along the roads resulting from such construction. For additional information, please contact the local governmental authorities having jurisdiction over the Community.

25.12 Agricultural Disclosure. Buyer acknowledges that properties adjacent to Community are neither owned nor controlled by Seller. Some of the area around the Community may be rural in nature and there may be certain agricultural operations that Buyer may, depending upon Buyer's sensitivity, find to be an inconvenience or a nuisance. Such uses may also include hunting, fishing, and target shooting. Such agricultural uses sometimes involve the use of manure, chemical fertilizers, herbicides, insecticides, and rodenticides, which at times may be offensive, especially to sensitive people. Buyer is advised to take the time to drive around the area to ensure that Buyer is satisfied with all agricultural and other uses. Seller is not responsible for odors, noise or other nuisances that may originate from these adjacent properties.

25.13 School Assignments. Buyer acknowledges and agrees that school age children may not be assigned to the public school closest to their residences. Buyer acknowledges and agrees that Buyer has not relied on any verbal or other representations from Seller or its representatives with respect to public school assignments. Buyer is responsible for Buyer's own investigation of public school assignments and other matters controlled by the relevant independent school district(s). Buyer should contact the relevant independent school district(s) directly for the most current public school assignments.

25.14 Recreational Facilities. Seller and/or developer may construct, at its sole cost and expense, certain recreation facilities (subject to Seller and/or developer's paramount right to unilaterally, and without the joinder of any party whatsoever, add to, alter, modify and change such recreation facilities), together with such equipment and personalty as Seller and/or developer determines in its sole and absolute discretion to include.

25.15 Open Area Disclosure. Certain open spaces in the Community may have been dedicated to the Association. The Association may provide landscape maintenance to these areas as called for in the Document Book. Maintenance will consist of regular mowing, irrigation and weed control. Seller makes no commitments or assurances, stated or implied, as to the aesthetic finish-out of the open area landscape. For more information, please refer to the Document Book.

25.16 Mineral Exploration and Production Disclosure. The Community may be located within or near an area that is actively being explored for natural gas and/or oil or may be explored for natural gas and/or oil in the future ("**Mineral Exploration**"). Buyer acknowledges and agrees that (i) gas and/or oil wells may exist within the Community, including the designated greenbelt area of the Community, if any; (ii) drilling can and may occur within said area and that noise, dust, heavy machine operation, fumes and the like may occur; and (iii) after drilling occurs, gas and/or oil collection and/or extraction machinery may exist on a temporary or permanent basis.

Buyer further acknowledges that the land within or near the Community, including Buyer's Property, may have been used for oil and gas production ("**Production**") within the past 100 years. Accordingly, many site wells may have been located on or near the land upon which the Community is located. Buyer does hereby release Seller with regard to any and all claims, demands, or damages in any way related to, or arising out of, any past, present, or future Mineral Exploration or Production in or around the Community.

Initial

Buyers Initials: AHI __________ __________

26. **Townhomes**. The provisions of this Section only apply if the Property involves an attached, single-family home consisting of a townhome, attached villa, or other like product: the Property may be constructed with one or more common walls between adjacent homes and/or units. This area has an air space with additional drywall and insulation installed, which is intended to reduce sound transmission. Buyer agrees and understands that due to the close proximity of the adjacent homes and/or units, noise(s) can and will travel from one home to the other and that Buyer may hear the noises from adjacent homes and/or units. Buyer acknowledges that Seller makes no assurances or representations as to the frequency of noises or what types of noises may be heard. Buyer acknowledges further that Seller is not responsible for any noise that Buyer may hear and that Seller has no control over the types of noise, frequency of noise, or at what times during the day or night noises may be heard.

27. **Ventilating the Home**. The aging process of natural materials and elements commonly found in soil, as well as man-made building materials and products (including new furniture), may create unwanted and unhealthy gases such as formaldehyde and radon inside your home. The air sealing techniques Seller uses to increase the energy efficiency of your home by limiting the amount of air exchanged between the outside and inside of your home can trap these contaminants inside your home. Lack of air exchange may also increase the accumulation of moisture in your home, which can lead to mold. The U.S. Department of Energy recommends that you properly ventilate your home (including the use of exhaust fans above kitchen ranges and in bathrooms) to allow for the release of these contaminants and to control moisture that can lead to mold. To learn more about properly ventilating your home, please visit http://energy.gov/energysaver/articles/ventilation.

28. **Washing Machine/Drain Pan**. If the utility room in the Property is located on the second floor, it may be difficult to maneuver the washer and dryer into the utility room. Buyer understands that the washing machine must be lifted approximately three (3) inches off the floor and placed into the washing machine drain pan. The washing machine drain pan can be damaged if the appliance is not installed correctly. It is Buyer's responsibility to ensure proper installation of the washer and dryer.

29. **Engineered Flooring**. Buyer understands that the subfloor supporting the second story, if any, was designed using standard live and dead loads. These designs are not intended to support high point-load items such as waterbeds or pool tables. The placement of waterbeds, pool tables, or any other high point-load furniture on the second story will void the warranty on the floor system including, but not limited to, floor pops or squeaks, sheetrock cracks, humps or dips, and unlevelness.

30. **Attic Disclosure**. Buyer acknowledges that the attic system contains designated areas for attic storage. Placing items in the attic for storage in non-designated areas is strongly discouraged and not recommended and can result in damage to the Property for which Seller is not liable.

31. **General Cabinet Disclaimer**. Buyer acknowledges that the cabinets may have characteristics that can affect the coloring and shading of the finished cabinets. These variances include, but are not limited to, staining color and shading variances. Buyer acknowledges that Seller will not be responsible for any variances in the color, shading, etc. of these cabinets and no alterations or changes will be made to the cabinets regarding these cosmetic issues. Buyer further acknowledges that Seller will only address workmanship issues with regards to the kitchen cabinets.

32. **Wallpaper Disclosure**. Except as is expressly reflected in the feature sheets for the Community in which the Property is located, the Property will not be furnished with interior wallpaper. Furthermore, since the walls will not be finished with interior wallpaper, Buyer acknowledges that such walls will be textured and painted in lieu of any wallpaper consideration.

33. **Insect Disclosure**. The Property is being constructed with pressure treated base plates and a plastic moisture barrier. The primary function of these materials is to resist moisture decay. In addition, these applications can lessen the ability of wood-destroying insects to damage the Property.

34. **Garages**. Garage sizes and heights may vary from home to home and may not accommodate all vehicles. It is not uncommon for floor plans to change during actual construction of the Property. Specific homesite conditions or local ordinances may determine the (i) location of safety bollards intended to protect plumbing or mechanical systems located inside the garage and/or (ii) design of steps from the garage to the Property thereby affecting the usability of interior garage space available for parking vehicles. Further, Buyer acknowledges and agrees that stated floor plan dimensions and square footages are approximate and should never be relied upon as the actual as-built size of the garage; modifications to floor plan dimensions and square footages shown in sales materials may occur for many circumstances, without notice to or consent of Buyer, including but not limited to, inclusions of options and upgrades, actual field conditions and governmental agency requirements.

35. **Burning of Candles**. Burning of candles inside the Property can cause severe damage to carpet, walls, clothing, furniture and everything else in the Property. The damage resulting from candle burning may be affected by the number and/or type of candle(s) burned. Buyer understands that Seller will not warrant or remedy the effects of candle burning and will not be responsible for any damage done to the Property, or the contents thereof, due to candle burning. This unwarranted damage includes, but is not limited to, soot build-up, discoloration, "shadowing" and streaking. Seller explicitly states that candles should not be burned inside of the Property.

36. **Access Prior to Closing**. Buyer acknowledges and agrees that Buyer may not: (i) store an item on or in the Property prior to closing; (ii) install any item on or in the Property prior to closing such as speaker wire, flatwork, interior or exterior paint, landscaping, etc.; or (iii) park in the driveway of the Property or any home under construction.

37. **Limited Number of Onsite Overflow and Guest Parking Spaces**. The availability of overflow and guest parking spaces within the Community is limited. Seller's designation of parking space(s) for Buyer's Property and for all other homes and homesites in the Community conforms with underlying governmental requirements and the approved development plans for the Community. Seller cannot guarantee that the parking needs of multiple owners, family members, tenants, occupants, guests and invitees of the Community will be fully accommodated at all times due to the limited number of onsite overflow and guest parking spaces. Moreover, the Association shall each have rights to enforce Community parking restrictions regarding guest parking pursuant to the provisions of the Community Documents. Seller makes no representations or warranties regarding the availability of onsite guest and overflow parking for all owners, family members, tenants, occupants, guests and invitees at any given time.

38. **Disclaimer Regarding Security Services**. Neither Seller nor the Association are responsible for providing security or security services for the Community. All persons using or occupying any portion of the Community are responsible for their own security and the security of their own property. Neither Seller nor the Association shall be liable in any way on account of loss, damage or injury resulting from lack of security, or the lack of effectiveness of any security measures undertaken. Seller and the Association make no representations or warranties, express or implied, including any warranty of merchantability or fitness for any particular purpose, relative to any fire protection system and/or burglar alarm systems, or other security systems, recommended or installed or any security measures undertaken within the Community.

39. **Risk of Unauthorized Cyber Access**. Certain devices, machines, appliances, equipment or systems ("**Devices**") which are installed in the Property may include technology that allows such Devices to be accessed through the internet or other wireless technology. These Devices may include, without limitation, virtual assistant and voice activated devices, doorbell monitoring devices, water monitoring systems, remote door access systems (including garage doors), and environmental control systems. These Devices may allow a third party to gain unauthorized access to the Devices and control or access them without the Buyer's knowledge or permission. Additionally, such Devices may be used to propagate malware or gain access to other Devices, the Property, networks, computers and Buyer's data contained thereon. Depending on the technology included, the Devices may also carry a risk that verbal communications may be heard by unauthorized third parties or be inadvertently sent to third parties through a voice-activated Device. Buyer is solely responsible for determining the level of security and protection suitable for all Devices connected to any network in the Property, for configuring all relevant equipment to provide appropriate security, and for taking any other security measures Buyer deems necessary or appropriate in connection with such Devices, even if such Devices are installed by Seller or the developer of or any builder in the Community, Seller or at Seller's direction. Seller makes no representation, and shall have no liability, for any data breaches, malware attacks, network intrusions, physical intrusions, privacy intrusions, cyber-attacks, theft, or other risks related to the Devices, even if such Devices are installed by Seller or at Seller's direction.

40. **Public Financing of Capital Improvements**. The local governing bodies may finance certain capital improvements in the Community, may issue bonds in connection with such financing and may create one or more special tax districts within the Community to provide for repayment of such bonds.

41. **Regulatory and Governmental Approvals**. The Community plans have or will be approved by the local governing authorities, as necessary. Future development of the Community may be subject to additional approvals. For more information on the approvals required and pending in the Community, Buyer should contact the local governmental authorities having jurisdiction over the Community.

42. **Notice Regarding Potential Annexation**. The Property may be located outside the limits of a municipality. Therefore, the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Community for further information.

43. **Variations to Construction**. Construction of a home is a unique and challenging endeavor with several thousand components that include both natural and man-made products. Some variations will need to be made during the construction process. Moreover, some fine-tuning will be required after Buyer moves into the Property. New homes will always have a certain amount of shrinkage and cracking during their early lives as materials dry out, soils settle, and the Property "settles in." Seller will address those issues under the terms of the Limited Warranty, if any, provided to Buyer.

44. **Real Estate Tax Disclosure**. Buyer should not rely on the Seller's current property taxes as the amount of property taxes that the Buyer may be obligated to pay in the year subsequent to purchase. A change of ownership or property improvements triggers reassessments of the Property that could result in higher property taxes. Seller is not responsible for communicating any information regarding real estate taxes (current or future) and cannot and will not predict what the taxes on the Property may be. Buyer should confirm any information provided concerning appraisals, tax valuation, tax rates or other tax-related questions with Buyer's personal tax advisor and the local taxing authorities.

45. **Environmental Disclaimer**. Various environmental related conditions may exist within or near the Property, including, without limitation, radon gas, odors, formaldehyde, mold, pollution from air, water and soil, and/or electro-magnetic fields that are produced from electric lines that are at or near the Property. The State Department of Health and the United States Environmental Protection Agency have expressed concern that prolonged exposure to high levels of radon gas and/or formaldehyde may result in adverse effects on human health. The Seller makes no warranties or representations regarding any such environmental related condition(s) within or near the Property. Prior to closing, Buyer shall have the opportunity, at Buyer's cost, to conduct such inspections and tests as reasonably necessary for Buyer to determine whether the environmental matters and risks related thereto, if any, are acceptable to Buyer. Buyer shall obtain Seller's written approval prior to conducting any inspections or tests and Buyer hereby releases Seller from any and all liability and claims with respect to the presence of environmental pollutants.

46. **Indoor Environmental Quality Disclosure**. There are many different types of indoor environmental contaminants, such as pet dander, dust mites and mold. Molds and other potential contaminants have been a part of our environment for millions of years. Contaminants are everywhere, indoors and outdoors. Therefore, everyone is exposed to some contaminants on a daily basis without evident harm. Due to a number of factors, including the fact that sensitivities to various types of molds and other potential contaminants vary from person to person, there are no state or federal standards concerning acceptable levels of exposure to mold. According to the Consumer Product Safety Commission and the American Lung Association, some diseases or illness have been linked with biological pollutants in the indoor environment, including some forms of mold. However, many of these conditions also have causes unrelated to the indoor environment. Therefore, it is unknown how many potential health problems relate exclusively to poor indoor air. Buyer should determine for himself/herself whether Buyer, Buyer's family members or any other individuals who will occupy or use the Property have special needs or increased risk to these conditions. Buyer should carefully monitor the conditions in the Property for mold growth and other contaminants.

When excessive moisture or water accumulates indoors, mold growth can and will occur, particularly if the moisture problem remains unaddressed. There is no practical way to eliminate all molds or mold spores in an indoor environment. The key to controlling indoor mold growth is to control moisture.

There are many ways to help control moisture in and beneath the Property. The U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the American Lung Association and others recommend taking measures such as those listed below to help control moisture in and beneath the Property. The following list is not meant to be all-inclusive.

- Fix leaking plumbing and any other source of unwanted water immediately.

- Maintain proper indoor humidity. Equipment that conditions the air, such as air conditioners, humidifiers and ventilation systems must be operated year round.

- Raise the temperature in areas where moisture condenses on surfaces and open doors between rooms to increase air circulation in the Property, including doors to closets.

- Have major appliances, such as furnaces, heat pumps, central air conditioners, window air conditioning units, ventilation systems and furnace attached humidifiers inspected, cleaned and serviced regularly by a qualified professional.

- Clean and dry refrigerator, air conditioner and dehumidifier drip pans and filters regularly and make sure that refrigerator and freezer doors seal properly.

- Keep water away from the foundation of the Property by maintaining required slopes, drainage and keeping plantings and sprinklers the proper distance from the Property.

- If there is a sump pump in the Property, inspect it regularly to ensure that it is properly operating.

- If there is a crawl space or structural sub-floor, inspect the ground beneath the floor on a regular basis to make sure there is no standing or excessive water. If there is standing or excessive water, seek professional assistance to remove the water. If Buyer is interested in finishing the basement, only do so after consulting an expert to determine the suitability of the basement for a finished area.

The following are suggestions that may assist Buyer in preventing and addressing mold growth in the Property.

- It is important that Buyer responds promptly when Buyer sees signs of moisture or mold.

- Do not allow moisture to stand or make contact with carpet, furniture and cellulose-based materials, such as wood, drywall or other non-tile, non-plastic or non-metal materials.

- Dry all water damaged areas and items immediately to prevent mold growth.

- If mold develops, clean up the mold by washing off hard surfaces with detergent and water and completely dry the surface.

- Depending upon the nature and extent of the mold infestation, trained professionals may be needed to assist in the remediation effort.

- Use 75 degrees Fahrenheit for the inside temperature. Seller advises against setting the thermostat below 72 degrees Fahrenheit for cooling.

- Refrain from placing the thermostat's fan in the "on" position when cooling the Property. Instead, place the fan in the "auto" setting.

- Set the desired temperature on the Property's thermostat, and do not fluctuate more than a couple of degrees.

- Bath fans and vent hood fans should be used as needed and never run continuously. Bathroom exhaust fans should be run for 15-20 minutes after showering or bathing, laundry room exhaust fans should be run continuously while the washer is in use, and kitchen exhaust fans should be run continuously while the cook top is in operation.

- Replace the HVAC's filter every six (6) months or one (1) year depending on the presence of pets, construction, or high activity.

- In two story homes, set the upstairs thermostat two degrees warmer than the downstairs thermostat.

- Maintain your HVAC system with a licensed contractor for optimum, efficient performance.

- Mold that is not properly and adequately removed may reappear.

Proper maintenance and cleaning of the Property is the responsibility of each homeowner and will lessen the potential for water intrusion and help to control indoor environmental contaminants. Further, it is the responsibility of each homeowner to monitor their Property on a continual basis for excessive moisture, water and mold accumulation. If Buyer discovers accumulation of water or moisture in, around or under the Property, Buyer should immediately seek to control the source of the water or moisture. Failing to control the source could result in additional damage and the growth of mold. Plumbing leaks and water penetrations that are covered by the Limited Warranty, if any, during the term of the Limited Warranty must be reported to Seller immediately. If the Limited Warranty, if any, has expired or does not cover the specific problem, Buyer should not delay in having professionals address the problem. Seller will not be responsible for, and Buyer agrees to indemnify and hold harmless Seller from and against all claims in connection with, water-related damages, including personal injuries or property damage caused by mold, but only to extent that the damages are caused by (i) Buyer's negligence, (ii) Buyer's failure to promptly take appropriate corrective measures and minimize any damages caused by the water or moisture, or (iii) Buyer's failure to promptly provide Seller with notice of the water or moisture and give Seller an opportunity to dry the water or moisture and remediate, if necessary, any moisture conditions in the Property caused by improper construction. Buyer also agrees to waive all rights of subrogation for damages resulting from water-related damages, mold growth, any personal injuries, or any remediation resulting from (i) Buyer's negligence, (ii) Buyer's failure to promptly take appropriate corrective measures and minimize any damages caused by the water or moisture, or (iii) Buyer's failure to promptly provide Seller with notice of the water or moisture and give Seller an opportunity to dry the water or moisture and remediate, if necessary, any moisture conditions in the Property caused by improper construction.

47. **Installation of Swimming Pool and/or Decking**. Buyer understands and acknowledges that should Buyer choose to install a swimming pool, decking and/or landscaping at the Property, that this installation could have an adverse impact with regard to the Property's foundation and could void the Limited Warranty, if any, on Buyer's Property. Specifically, Seller has constructed the Property in accordance with recommendations of a geotechnical engineer that requires positive drainage away from the Property. The installation of a swimming pool, decking and/or landscaping without providing for positive drainage away from the foundation of the Property could result in serious impacts on the Property's foundation. This could result in a voiding of the Limited Warranty, if any, on the Property. For additional information, Buyer should refer to the Limited Warranty, if any. Further, should Buyer choose to install a swimming pool, decking and/or landscaping at the Property, Buyer acknowledges that it may be necessary to relocate certain electrical lines that run underground and Buyer agrees to be solely responsible for any and all costs associated with the electrical lines (whether relocation or otherwise). Buyer further hereby acknowledges that:

47.1 Buyer is responsible for maintaining proper grading and drainage of the Property.

47.2 Buyer is responsible for ensuring that any installation of a swimming pool, decking and/or landscaping does not adversely impact and shall properly maintain the grading and drainage of the Property.

47.3 The installation of a swimming pool, decking and/or landscaping could result in serious impacts on the Property's foundation and could void the Limited Warranty, if any, on the Property.

47.4 Buyer is solely responsible for any and all costs associated with the potential impact of the installation of a swimming pool, decking and/or landscaping on the electrical lines at the Property (whether relocation or otherwise).

48. **Addendum not a Substitute**. Buyer acknowledges and agrees that this Addendum is not a substitute for reading the entire Document Book. For a more detailed explanation of any section contained in this Addendum, refer to the Document Book.

49. **Statements Made by Sales Staff and Brokers**. Seller wants to ensure that Seller and Buyer are in full agreement on all terms and conditions relating to the Agreement. To best ensure that there are no misunderstandings, Buyer should ensure that all terms and conditions (including all statements, representations, or understandings upon which Buyer relies in purchasing the Property) are set forth in writing in the Agreement. **If there are any statements, representations or understandings which are made by a sales staff person or any other representative of Seller which are material to Buyer's decision to purchase, Buyer should insist that any such statement, representation or understanding is put in writing and contained in the Agreement. Seller reserves the right to reject the Agreement notwithstanding the inclusion of any such item in the Agreement.**

50. **Counterparts.** This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

51. **Conflicts.** In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

52. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this

Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT INCLUDING THE NOTICES AND DISCLAIMERS SET FORTH HEREIN.

Signed by:
Arrived Holdings, Inc
B7CA5A0797584F4...

Buyer	2/13/2025 Date
Buyer	Date

Signed by:
Claire Bruce
0279E865A5F541A...

Seller	2/19/2025 Date

Red Plains - Phase 3
Community

3R : 23 : 17
1111 W Fargo Rd Claremore, OK 74019
Lot Address

Affiliated Business Arrangement Disclosure Statement

BUYER: **Arrived Holdings, Inc** and (when applicable)

REFERRING PARTY/SELLER: **Rausch Coleman Homes of Tulsa, LLC**

PROPERTY: **1111 W Fargo Rd Claremore, OK 74019**

DATE: 2/13/2025

This is to give notice that Referring Party/Seller (Seller) has business relationships with the companies listed in the boxes below. Specifically, Seller is, directly or indirectly, wholly owned by Lennar Corporation. Lennar Corporation (i) owns, directly or indirectly, 100% of Lennar Mortgage, LLC, and Lennar Title, Inc.,; (ii) indirectly has a 49% ownership interest in Lendlo Mortgage, LLC; (iii) indirectly has a 20% ownership interest in Doma Title Insurance, Inc.; (iv) indirectly has at least an 80% ownership interest in Lennar Insurance Agency, LLC; and (v) indirectly has a minority ownership interest of less than 5% in Opendoor Labs, Inc. In addition, if you choose to use Lennar Insurance Agency, LLC for insurance services for your new home, Lennar Insurance Agency, LLC may outsource certain services to be performed by Blend Insurance Agency, Inc. Lennar Corporation indirectly has a minority ownership interest of less than 1% in Blend Insurance Agency, Inc. Because of these relationships, this referral of services may provide Seller a financial or other benefit.

Set forth below are the types of settlement services offered by these affiliated companies and the estimated charge or range of charges generally required by these companies for such settlement services. You are NOT required to use any of the companies listed above as a condition to the purchase of the property.

THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE YOU ARE RECEIVING THE BEST SERVICES AND RATE FOR SUCH SERVICES.

Provider and Settlement Services/Estimated Range of Charges

MORTGAGE

Lennar Mortgage, LLC arranges and makes mortgage loans, and the following are estimated mortgage loan related charges or range of charges **(not all of the charges may apply)**:

Description of Settlement Service	Range of Charges
Origination Charges	
% of Loan Amount (Points)	0% - 4% (of the loan amount)
Loan Origination Fee	0% - 2% (of the loan amount)
Document Preparation Fee	$0 - $500
Processing Fee	$0 - $1000
Underwriting Fee	$0 - $1000
Courier/Messenger Fee	$0 - $50
Appraisal Fee Paid to Appraiser	$0 - $800
Appraisal Schedule Fee Paid to Appraiser	$0 - $200
Final Inspection Fee Paid to Appraiser	$0 - $500
Flood Certification Fee Paid to Outside Company	$0 - $15
Survey Fee Paid to Outside Agency	$0 - $942

Lendlo Mortgage, LLC arranges and makes mortgage loans and the following are estimated mortgage loan related charges:

Description of Settlement Service	Charge
Origination Charges	
Underwriting Fee	$695
Loan Processing Fee	$700

NOTE: The actual fees charged may vary based on the size of your loan, loan program and interest rate you choose. There also will be other third-party charges. You will receive a Loan Estimate when you apply for your mortgage loan that will give you an estimate of all anticipated charges.

TITLE, ESCROW, AND CLOSING SERVICES

Lennar Title, Inc. provides escrow and closing services. **Lennar Title, Inc**. uses **Oklahoma City Abstract & Title Co.**, an Oklahoma company, and American Eagle Title Group as title agents to arrange for title insurance. **Oklahoma City Abstract & Title Co. and American Eagle Title Group are** not affiliated with Seller or any companies with which Seller has business relationships, as described at the start of this disclosure. **Oklahoma City Abstract & Title Co. and American Eagle Title Group** provides title insurance through numerous underwriters, one of which is **Doma Title Insurance, Inc. ("Doma")**. **Doma** is affiliated with Seller and the companies with which Seller has business relationships, as described at the start of this disclosure. The following are estimated charges or range of charges for the settlement services listed:

Description of Settlement Service	Charge or Range of Charges
Closing Fee	$700
Title Examination	$200 - $400
Title Services Fee	$200
Recording Services	$5 per document
Recording Fees to County Clerk for deed and mortgage	$18 for the first page and $2 for each additional page
Final Title Report for Title Insurance	$125 - $200
Buyer's Name Check	$75
Pre-Closing Gap Check	$50
Email Document Delivery (covers the cost of paper/printing)	$25
Property Survey (if ordered through Lender's Inspection Company)	$120 - $500
Uniform Commercial Code Search	$75
Closing Lock	$25

Additional Charges for Closings Outside of Oklahoma County

Federal Court Check	$100
Handling Fee	$100

Title Insurance Premiums	$240 - $600 for purchase price between $50,000 - $100,000
	$600 - $898 for purchase price between $100,001 - $200,000
	$898 - $1,1350 for purchase price between $200,001 - $300,000
	$1,135 - $1,356 for purchase price between $300,001 - $400,000
	$1,356 - $1,583 for purchase price between $400,001 - $500,000
	$1,583 - $1,811 for purchase price between $500,001 - $600,000
	$1,811 - $2,038 for purchase price between $600,001 - $700,000
	$2,038 - $2,276 for purchase price between $700,001 - $800,000
	$2,276 - $2,507 for purchase price between $800,001 - $900,000
	$2,507 - $2,735 for purchase price between $900,001 - $1,000,000
	$2,735 - $5,008 for purchase price between $1,000,001 - $2,000,000
For Simultaneous Issue for Loan Policy	$100 in addition to the Title Insurance Premiums identified above.

INSURANCE

Lennar Insurance Agency, LLC (Lennar Insurance Agency) is an insurance agent that provides, among other products, homeowner's/hazard and flood insurance. Lennar Insurance Agency has a contractual arrangement with **Blend Insurance Agency, Inc**., a sub-producer, to provide certain services in connection with providing such insurance products. Set forth below are the estimated range of charges by Lennar Insurance Agency for the settlement services listed.

Description of Settlement Service	Range of Charges - Annual Premium
Homeowner's/Hazard Insurance	0.2% - 2.5% of purchase price amount
Flood Insurance	0.1% - 0.5% of purchase price amount

NOTE: The above premium ranges for homeowner's/hazard and flood insurance are from Lennar Insurance Agency. If enhancements to the standard policy such as increased limits, scheduled articles, and/or earthquake coverage are required, the premium may increase. Actual quote and acceptance by Lennar Insurance Agency is subject to Lennar Insurance Agency's application of their underwriting guidelines, including but not limited to verification of your credit score and previous loss history. Of course, the cost of your insurance may vary due to many factors including, without limitation, the size, location and cost of your home.

SALE OF EXISTING HOME

Opendoor Labs, Inc. d/b/a Opendoor offers programs to buy existing homes from homeowners.

Description of Settlement Service	Range of Charges
Opendoor Service Charge (real estate transaction cost associated with purchase of home)	6% - 16% of home sales price

NOTE: The amount of the Opendoor Service Charge varies based on the individual property and current market conditions and does not include any upfront repair costs that may be required. There will also be other closing costs imposed by third parties related to the settlement of the sale. Contact Opendoor to obtain an offer that includes an estimate of all anticipated charges.

Acknowledgment

I/we have read this notice and understand that Seller is referring me/us to purchase the above-described settlement services and may receive a financial or other benefit as a result of this referral.

Signed by:
Arrived Holdings, Inc
2/13/2025

Buyer's Signature Date

Printed Name of Seller Lennar Corporation

Buyer's Signature Date

By:

Buyer's Signature Date

Printed Name of Signatory Claire Bruce

Buyer's Signature Date

Its:

Signed by:
Claire Bruce
0279E865A5F541A...

RAUSCH COLEMAN HOMES

Special Addendum to New Home Purchase Agreement

Lot/Block/Subdivision: **23-17 3R-Red Plains - Phase 3**

Address: **1111 W Fargo Rd Claremore, OK 74019**

Buyer(s): **Arrived Holdings, Inc** and (when applicable)

This constitutes part of the Agreement between SELLER and BUYER pertaining to the Property. This Special Addendum to New Home Purchase Agreement (this "Special Addendum") is executed simultaneously with, in consideration of and made a part of the Agreement by and between Buyer and Seller, pursuant to which the Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from the Seller the Property, all as more particularly described in the Agreement. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement. Seller and Buyer hereby agree to supplement and amend the terms and provisions of the Agreement as follows:

1. **Limited Warranty**. Paragraph 35 (Special Warranty Program) is hereby deleted. Seller will provide Buyer with a limited warranty after Closing, which may be administered by a third party (the "Limited Warranty"). BUYER understands and agrees that SELLER is making only those express limited warranties set forth in the Limited Warranty. The Limited Warranty, incorporated herein, shall be delivered to BUYER at Closing and a copy of which is available to BUYER upon request. To the extent allowed under state law, THE EXPRESS LIMITED WARRANTY AND REMEDIES PROVIDED BY SELLER CONSTITUTE THE EXCLUSIVE WARRANTY AND REMEDIES TO BE MADE AVAILABLE BY SELLER AND ARE IN PLACE OF ALL OTHER GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF WORKMANSHIP, MERCHANTABILITY, HABITABILITY, SUITABILITY AND FITNESS, WHICH ARE HEREBY DISCLAIMED BY SELLER AND WAIVED BY BUYER. TO THE EXTENT OF ANY CONFLICT BETWEEN ANY PROVISION OF THIS AGREEMENT RELATED TO WARRANTIES AND THE LIMITED WARRANTY, THE PROVISIONS OF THE LIMITED WARRANTY SHALL CONTROL.

2. **Affidavit of Land or Mineral Ownership**. Buyer agrees to promptly provide closing agent an Affidavit of Land or Mineral Ownership which is required to be executed and recorded in accordance with and pursuant to 60 O.S. § 121 ("Affidavit"). Buyer's failure to cooperate with or provide information (including the Affidavit) to the closing agent or otherwise comply with U.S. Department of the Treasury requirements shall be a default.

3. **Ownership**. SELLER may not own title to the Property as of the date of this Agreement or at Closing. However, SELLER shall obtain title to the Property on or before the Closing Date or effect the necessary transfer of title on or before the date when SELLER causes title to be transferred to BUYER.

BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTANDS AND AGREES TO THE PROVISIONS OF THIS SPECIAL ADDENDUM INCLUDING THE NOTICES AND DISCLAIMERS SET FORTH HEREIN.

Signed by: Arrived Holdings, Inc
B7CA5A0797584F4...

Buyer	2/13/2025 Date
Buyer	Date

Signed by: Claire Bruce
0279E865A5F541A...

Seller	2/19/2025 Date

RAUSCH COLEMAN HOMES

ADDENDUM TO NEW HOME PURCHASE AGREEMENT

DEV:	Red Plains - Phase 3	HOUSE:	00230017	CHANGE ORDER#:	000
SELLERS:	Rausch Coleman Homes of Tulsa, LLC	CASE:	000264954	ENTERED:	02/13/2025
BUYERS:	Arrived Holdings, Inc	ADDRESS:	1111 W Fargo Rd	AGREEMENT DATE:	02/13/2025
MODEL:	C95 / RC Cypress		Claremore, OK 74019	EST SETTL DATE:	
ELEVATION:	C /Elevation C				

SALES PRICE: $230,000.00

1. The New Home Purchase Agreement shall be amended as follows:

Qty	Option	Description	Sales Price
1	10410	14x7 Uncovered Concrete Patio (Flatwork)	$850.00
1	10515	Energy Star Rated Windows - Base House Only	$0.00
1	10710	Garage Door Opener Pre-Wire	$0.00
1	11200	6/12 Architectural Shingles	$0.00
1	11271	Guttering - Front Only	$0.00
		Fascia Match	
1	11306	Full Sod	$0.00
1	25352	Plumbing Faucet Upgrade Level 2	$0.00
		Chrome	
1	25360	8" Deep Kitchen Sink ILO Standard 6" Deep Sink	$0.00
1	35205	Add Door Bell and Chime	$0.00
1	35221	Internet Pre-Wire in Master Closet	$0.00
1	35501	Upgrade to LED Disc Lights in Kitchen - In Recessed Light Locations	$275.00
1	35514	Add Second LED Disc Light over Vanity in Master Bath	$0.00
1	37189	Add First Exterior Coach Light at Garage	$175.00
1	37190	Add Second Exterior Coach Light at Garage	$175.00
1	37512	Furnace Upgrade 2 - 95% Efficiency	$0.00
1	37566	Furnace in Attic; Per Municipal Requirements	$0.00
1	55102	Cabinet Level 2	$925.00
		White	
1	55150	Crown on Kitchen Cabinets	$400.00
1	55187	Full Width Single Sink Master Vanity Cabinet Base with Drawer Stack; 35" Height	$775.00
1	57061	Flush Bar Top - Laminate	$425.00
1	60101	Luxury Vinyl Plank In Wet Areas	$225.00
		Peppercorn	
1	60111	Luxury Vinyl Plank In Living/Adjacent Hallways	$750.00
		Peppercorn	
1	72601	Upgrade Exterior Steel 6-Panel Door(s) to Fiberglass 6-Panel Door(s)	$0.00
1	72615	Riverside Door Upgrade	$0.00
1	72708	Upgrade 6-Panel Back Door To Half Lite	$100.00

CONTINUED.....

Initial CB — SELLER — SELLER — 2/19/2025 DATE

Initial AH — BUYER — BUYER — 2/13/2025 DATE

RAUSCH COLEMAN HOMES

ADDENDUM TO NEW HOME PURCHASE AGREEMENT

DEV:	Red Plains - Phase 3	HOUSE:	00230017	CHANGE ORDER#:	000
SELLERS:	Rausch Coleman Homes of Tulsa, LLC	CASE:	000264954	ENTERED:	02/13/2025
BUYERS:	Arrived Holdings, Inc	ADDRESS:	1111 W Fargo Rd	AGREEMENT DATE:	02/13/2025
MODEL:	C95 / RC Cypress		Claremore, OK 74019	EST SETTL DATE:	
ELEVATION:	C /Elevation C				

Qty	Option	Description	Sales Price
1	73103	Slope Ceiling; Raise 1' - Living Areas; Per Municipal Requirements	$1,550.00
1	73152	25in Wide Attic Stair Unit; 8ft Plate	$0.00
1	73211	Front Door Handle set Upgrade	$0.00
1	83121	Gas Range Self Cleaning	$0.00
1	83168	Upgrade from Included Self Cleaning Gas Range to Stainless Steel Package With Gas Self Cleaning Range	$475.00
		Stainless	
1	89200	Division Requirements	$0.00
1	89205	Development Requirements V - Red Plains	$0.00
1	89300	Energy Requirements I	$0.00
1	89515	OSB In Lieu of T-Ply - 8ft Plate	$0.00

2. Total of any previous addendums: $0.00
   Additions/Credits selections as noted above: $7,100.00
   New Options Total: $7,100.00

3. The sales price of the New Home Purchase Agreement shall be changed as follows:
   Base Sales Price: $230,000.00
   Plus Additions: $0.00
   Lot Premium: $0.00
   Options Total: $7,100.00
   Total Sales Price: $237,100.00

4. Buyers deposit amount shall be increased by: $0.00

All other terms and conditions of the New Home Purchase Agreement shall remain unchanged and in full force and effect.

SELLER Signed by: Claire Bruce 0279E865A5F541A... DATE 2/19/2025

BUYER Signed by: Arrived Holdings, Inc B7CA5A0797584F4... DATE 2/13/2025

BUYER ______________________ DATE ______________________

RAUSCH COLEMAN HOMES

ADDENDUM TO NEW HOME PURCHASE AGREEMENT

COLOR SELECTIONS

DEV:	The Woods 2	**HOUSE:**	00240009	**CHANGE ORDER#:**	000
SELLERS:	Rausch Coleman Homes of Tulsa, LLC	**CASE:**	000264953	**ENTERED:**	02/11/2025
BUYERS:	Arrived Holdings, Inc	**ADDRESS:**	27411 E 117th St S	**AGREEMENT DATE:**	02/11/2025
MODEL:	M05 / RC Magnolia		Coweta, OK 74429	**EST SETTL DATE:**	
ELEVATION:	C /Elevation C				

Entries in bold and prefixed with * are changes requested by Buyer that are pending acceptance.**

N	91000	Luxury Vinyl Plank in all Bedrooms ILO Carpet	All bedrooms
EXTERIOR			
Exterior Colors	11271	Guttering - Front Only	Fascia Match
Exterior Colors	020	Brick	Kennewick
Exterior Colors	030	Stone	Not Applicable
Exterior Colors	040	Siding	3--Wheatfield Tan
Exterior Colors	050	Fascia/Soffit	3--Monterey Almond
Exterior Colors	060	Shake Siding	Not Applicable
Exterior Colors	070	Front Door/Shutter	3--Red
Exterior Colors	080	Garage Door	3--Desert Tan
INTERIOR			
Interior Colors	60101	Luxury Vinyl Plank In Wet Areas	Peppercorn
Interior Colors	60111	Luxury Vinyl Plank In Living/Adjacent Hallways	Peppercorn
Interior Colors	110	Interior Walls	SW 7029 Agreeable Gray
Interior Colors	120	Trim Paint	SW 7006 Extra White
Interior Colors	130	Carpet	Althea Court- Winter Ash 945
COUNTERTOP			
Countertop Colors	170	Laminate Counter	Geriba Gray
CABINETS			
Cabinet Colors	55102	Cabinet Level 2	White
FINISHES			
Finishes Colors	25352	Plumbing Faucet Upgrade Level 2	Chrome
Finishes Colors	83168	Upgrade from Included Self Cleaning Gas Range to Stainless Steel Package With Gas Self Cleaning Range	Stainless
Finishes Colors	230	Hardware	Brushed Nickel
Finishes Colors	240	Lighting	White

All other terms and conditions of the New Home Purchase Agreement shall remain unchanged and in full force and effect.

SELLER Signed by: Claire Bruce 0279E865A5F541A... DATE 2/19/2025

BUYER Signed by: Arrived Holdings, Inc B7CA5A0797584F4... DATE 2/13/2025

BUYER ______________________ DATE ______________________

Certificate Of Completion

Envelope Id: 3A443DD3-0392-4810-94EC-AF6DD14496F3 | Status: Completed

Subject: Complete with Docusign: Arrived Holdings RP.pdf, Arrived holdings addendum RP.pdf, arrived colo...

Source Envelope:

Document Pages: 48	Signatures: 23	Envelope Originator:
Certificate Pages: 6	Initials: 2	Christy French
AutoNav: Enabled		5505 Blue Lagoon Drive, Suite 502
EnvelopeId Stamping: Enabled		Miami, 33126
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		[redacted]
		IP Address: 204.109.18.254

Record Tracking

Status: Original 2/13/2025 9:50:25 AM	Holder: Christy French [redacted]	Location: DocuSign

Signer Events

Signer Events	Signature	Timestamp
Arrived Holdings, Inc acquisitions@arrived.com VP of Investments Security Level: Email, Account Authentication (Optional), Access Code	Signed by: Arrived Holdings, Inc B7CA5A0797584F4... Signature Adoption: Pre-selected Style Using IP Address: 184.182.124.143	Sent: 2/13/2025 10:05:04 AM Viewed: 2/13/2025 10:08:21 AM Signed: 2/13/2025 10:09:16 AM

Electronic Record and Signature Disclosure:
Accepted: 2/13/2025 10:08:21 AM
ID: c471be29-c119-4e44-8645-f1b46d0e492a

Christy French [redacted] NHC Lennar Corporation Security Level: Email, Account Authentication (Optional)	Signed by: Christy French 75F2744511C144B... Signature Adoption: Pre-selected Style Using IP Address: 204.109.18.254	Sent: 2/13/2025 10:05:05 AM Viewed: 2/13/2025 10:05:34 AM Signed: 2/13/2025 10:06:18 AM

Electronic Record and Signature Disclosure:
Accepted: 2/12/2025 4:41:11 PM
ID: 3f0d6117-255c-40f6-a085-54d59f70129f

Susanne Flynn [redacted] CEO Security Level: Email, Account Authentication (Optional), Access Code	Signed by: Susanne Flynn 258564C5BF46407... Signature Adoption: Pre-selected Style Using IP Address: 67.173.189.254 Signed using mobile	Sent: 2/13/2025 10:05:05 AM Viewed: 2/13/2025 10:17:50 AM Signed: 2/13/2025 10:18:13 AM

Electronic Record and Signature Disclosure:
Accepted: 2/13/2025 10:17:50 AM
ID: f2a8292e-cddf-45a5-a8a4-d008ca69ccca

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	2/13/2025 10:05:05 AM
Certified Delivered	Security Checked	2/13/2025 10:17:50 AM
Signing Complete	Security Checked	2/13/2025 10:18:13 AM
Completed	Security Checked	2/13/2025 10:18:13 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Lennar Corporation, and all applicable affiliated and subsidiary companies, including but not limited to: CalAtlantic Group, LLC, Lennar Commercial Services, Inc., Lennar Commercial Services, LLC, Lennar Homes, LLC, the Lennar Family of Builders, Lennar Homes of California, LLC, Lennar Homes USA, Lennar Sales Corp., Quarterra Living, Inc., Quarterra Living, LLC, Quarterra Multifamily Communities, LLC, Rialto Capital Management , and WCI Communities, LLC, hereinafter individually and/or collectively referred to as "we", "us" or the "Company") may provide to you certain written documents, notices or disclosures authorizations, acknowledgements, and other documents that are necessary or required to be provided during the course of our relationship with you ("Documents"). Described below are the terms and conditions for providing to you the Documents through the DocuSign, Inc. ("DocuSign") electronic signing system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the "I agree" button at the bottom of this document.

Electronic Access: To access these electronic Documents, you must have (a) a personal computer or mobile device and an operating system capable of receiving, accessing, displaying, and either printing or storing information, (b) an Internet connection, (c) Internet Browser Software such as Google Chrome®, Safari®, or Firefox®, and (d) a valid email address. Your Internet Browser Software must support AES-256-bit encryption and Secure Sockets Layer (SSL) protocol. If you are able to see this Electronic Record and Signature Disclosure, your hardware and software should allow you to access these electronic Documents.

Getting paper copies: At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. As long as you are an authorized user of the DocuSign system you will have the ability to download and print any Documents we send to you through the DocuSign system for a limited period of time, usually 30 days after Documents are first sent to you electronically. After such time, if you wish for us to send you paper copies of Documents, you will not be charged a fee for paper copies. You may request delivery of such paper copies of any Documents, previously provided electronically by us to you, by sending us an e-mail at [redacted] and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any.

Declining electronic delivery: Upon receipt of your initial electronic communication from DocuSign you may decline further receipt of Documents through the DocuSign system by clicking on the "Decline" button at the bottom of the "Request For Signature Page" of your DocuSign account and provide your reason for declining. This will indicate to us that you have declined to receive required Documents electronically from us and you will no longer be able to use the DocuSign system to receive required Documents electronically from us or to electronically sign Documents from us.

Withdrawing your consent after the initial electronic communication: If you decide to receive Documents from us electronically, you may at any time change your mind and tell us that

thereafter that you want to receive required Documents only in paper format. To inform us that you no longer want to receive future Documents in electronic format you may either, (i) decline to sign a Document during your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or (ii) send us an e-mail to [redacted] and in the body of such request you must state your e-mail, full name, US Postal Address and telephone number. At our option, we may treat an invalid email address or the subsequent malfunction of a previously valid email address as a withdrawal of your consent to receive Documents electronically.

We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online Documents will be that transactions may take a longer time to process.

Consequences of changing your mind: If you elect to receive required Documents only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need to first send to you the required Documents in paper format, and then wait until we receive back from you, as the case may be, (i) your executed Documents or (ii) your acknowledgment of your receipt of such paper Documents.

All notices and disclosures will be sent to you electronically. Unless you tell us otherwise, in accordance with the procedures described herein, we will provide to you electronically through the DocuSign system, all required transaction Documents. To reduce the chance of you inadvertently not receiving any Document, we prefer to provide all of the required Documents to you by the same method and to the same address that you have given us. Thus, you can receive all the Documents electronically through the DocuSign system or in paper format through the paper mail delivery system. If you do not agree with receiving Documents electronically through the DocuSign system, please let us know as described above. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the Documents electronically from us.

In consenting to receiving delivery of Documents via DocuSign, you agree that your consent to your electronic signature and electronic delivery is being provided in accordance with applicable state and federal law, including without limitation the federal Electronic Signatures in Global and National Commerce Act; you agree that you will not forward the Documents to another party for signature nor allow any other party to sign the Documents sent via DocuSign on your behalf unless that party is properly named as a delegated signer in accordance with DocuSign policy.

How to contact the Company: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive Documents electronically by sending us email messages at: [redacted]

To advise Lennar of your new e-mail address: To let us know of a change in your e-mail address for the purposes of us electronically sending to you Documents you must send an email message to us at [redacted] and in the body of such request you must state: your previous e-mail address, your new e-mail address.

We do not require any other information from you to change your email address.

In addition, you must notify DocuSign, Inc to arrange for your new email address to be reflected in your DocuSign account by following the process for changing e-mail addresses in the DocuSign system.

Required hardware and software for access and retention**

Browsers:	The latest stable release of Windows Edge; Mozilla® Firefox (Windows or Mac); Safari (Mac only); or Google Chrome®.
Mobile Signing:	The latest version of Apple iOS version or Android version.
PDF Reader:	Acrobat® Reader or similar software may be required to view and print Portable Document Format ("PDF") files. The minimum required PDF version that your PDF reader must be able to open is PDF 15.
Screen Resolution:	1024 x 768 recommended
Enabled Security Settings:	A user must allow per session cookies. A user accessing the Internet behind a proxy server must enable HTTP 1.1 settings through a proxy connection. Firewall settings must allow access to the appropriate DocuSign server, including without limitation https: / /docucdn_a.akamaihd.net.

Assistive technology is available through DocuSign, including screen readers, keyboard-only use, and enabling high-contrast mode.

To retain any electronic Documents, you may either print or download them. To print Documents on your computer, you will need a printer connected to your computer with adequate paper. To download Documents on your computer, you will need an available storage medium, like a hard drive on your computer or a removable thumb drive. To print Documents on your mobile device, you will need a printer linked with your device (e.g., via Wi-Fi, Bluetooth®, etc.) and/or an application (app) that allows for printing. To store Documents on your mobile device you will need (1) sufficient storage space on your mobile device and (2) an app or function that allows for the capture of electronic data (e.g., a screenshot). Please follow the instructions for your particular computer operating system and/or software to print and/or to download Documents. Each individual screen may need to be printed and/or downloaded separately. If you have trouble printing and/or downloading, please contact the manufacturer of your personal computer or mobile device, computer operating system, web browser, app, or other relevant software or another information source of your choosing.

**These minimum requirements are subject to change, from time to time. If these requirements change, we will provide you with an email message advising of such changes, at the email address we have on file for you at that time. Upon your receipt of such notice you will have the right to withdraw your consent, in accordance with the procedures set forth herein. Pre-release (e.g., beta) versions of operating systems and browsers are not supported.

Termination/Changes: We reserve the right, in our sole discretion, to discontinue the provision of our electronic delivery, or to terminate or change the terms and conditions under which we will provide electronic delivery. We will provide you with notice of any such termination or change as required by applicable law.

Acknowledging your access and consent to receive materials electronically: To confirm to us that you can access this information electronically, which will be similar to other electronic Documents that we will provide to you, please verify that you were able to (i) read this electronic disclosure, (ii) print on paper or electronically save this page for your future reference, and (iii) access or e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference. Further, if you consent to receiving Documents exclusively in electronic format on the terms and conditions described above, please let us know by checking the "I agree to use electronic records and signatures." box.

By checking the "I agree to use electronic records and signatures." box, I confirm that:

- I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORD AND SIGNATURE DISCLOSURE document; and

- I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and

- Until or unless I notify the Company as described above, I consent to receive from exclusively through electronic means all Documents that are required to be provided or made available to me by the Company during the course of my relationship with you.

- I agree that I will not forward Documents sent via DocuSign to another party for signature, nor will I allow another party to sign the Documents sent via DocuSign on my behalf unless that party is named as a delegated signer in accordance with DocuSign policy.

- I understand how to cancel the disclosure and consent, should I ever want to do so.